Exhibit 10.20

                                                                  Execution Copy

                          LOAN AND SECURITY AGREEMENT

                                  by and among

                             C&D TECHNOLOGIES, INC.
                         C&D TECHNOLOGIES (DATEL), INC.
                           C&D TECHNOLOGIES (CPS) LLC
                                  as Borrowers

                                      and

                           C&D CHARTER HOLDINGS, INC.
                                C&D DYNAMO CORP.
                            DYNAMO ACQUISITION CORP.
                   C&D INTERNATIONAL INVESTMENT HOLDINGS INC.
                           DATEL HOLDING CORPORATION
                                 as Guarantors

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                               ABLECO FINANCE LLC
                                    as Agent

                            Dated: December 7, 2005

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
SECTION 1.           DEFINITIONS..................................................................................1

SECTION 2.           CREDIT FACILITIES...........................................................................23

   2.1      Loan.................................................................................................23
   2.2      Commitments..........................................................................................24
   2.3      Mandatory Prepayments................................................................................24
   2.4      Joint and Several Liability..........................................................................26

SECTION 3.           INTEREST AND FEES...........................................................................27

   3.1      Interest.............................................................................................27
   3.2      Fees.................................................................................................28
   3.3      Changes in Laws and Increased Costs of Loans.........................................................28

SECTION 4.           CONDITIONS PRECEDENT........................................................................30

   4.1      Conditions Precedent to the Loan.....................................................................30

SECTION 5.           GRANT AND PERFECTION OF SECURITY INTEREST...................................................33

   5.1      Grant of Security Interest...........................................................................33
   5.2      Perfection of Security Interests.....................................................................35

SECTION 6.           COLLECTION AND ADMINISTRATION...............................................................39

   6.1      Borrowers' Loan Accounts.............................................................................39
   6.2      Statements...........................................................................................39
   6.3      Collection of Accounts...............................................................................40
   6.4      Payments.............................................................................................40
   6.5      Taxes................................................................................................40
   6.6      [Intentionally Omitted]..............................................................................43
   6.7      Use of Proceeds......................................................................................43
   6.8      Appointment of Administrative Borrower as Agent for Requesting the Loan
            and Receipts of Loan and Statements..................................................................43
   6.9      Pro Rata Treatment...................................................................................44
   6.10     Sharing of Payments, Etc.............................................................................44
   6.11     Obligations Several; Independent Nature of Lenders' Rights...........................................45

SECTION 7.           COLLATERAL REPORTING AND COVENANTS..........................................................45

   7.1      Collateral Reporting.................................................................................45
   7.2      Accounts Covenants...................................................................................46
   7.3      Inventory Covenants..................................................................................47
   7.4      Valuations; Equipment and Real Property Covenants....................................................47
   7.5      Power of Attorney....................................................................................48
   7.6      Right to Cure........................................................................................49
   7.7      Access to Premises...................................................................................49

SECTION 8.           REPRESENTATIONS AND WARRANTIES..............................................................50

   8.1      Corporate Existence, Power and Authority.............................................................50
   8.2      Name; State of Organization; Chief Executive Office; Collateral Locations............................50
   8.3      Financial Statements; No Material Adverse Change.....................................................51
   8.4      Priority of Liens; Title to Properties...............................................................51
   8.5      Tax Returns..........................................................................................51
   8.6      Litigation...........................................................................................52
   8.7      Compliance with Other Agreements and Applicable Laws.................................................52
   8.8      Environmental Compliance.............................................................................52
   8.9      Employee Benefits....................................................................................53
   8.10     Bank Accounts........................................................................................54
   8.11     Intellectual Property................................................................................54
   8.12     Subsidiaries; Affiliates; Capitalization; Solvency...................................................55
   8.13     Labor Disputes.......................................................................................55
   8.14     Restrictions on Subsidiaries.........................................................................55
   8.15     Material Contracts...................................................................................56
   8.16     Payable Practices....................................................................................56
   8.17     Interrelated Businesses..............................................................................56
   8.18     Accuracy and Completeness of Information.............................................................56
   8.19     Survival of Warranties; Cumulative...................................................................56

SECTION 9.           AFFIRMATIVE AND NEGATIVE COVENANTS..........................................................57

   9.1      Maintenance of Existence.............................................................................57
   9.2      New Collateral Locations.............................................................................57
   9.3      Compliance with Laws, Regulations, Etc...............................................................58
   9.4      Payment of Taxes and Claims..........................................................................59
   9.5      Insurance............................................................................................59
   9.6      Financial Statements and Other Information...........................................................59
   9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc..............................................62
   9.8      Encumbrances.........................................................................................65
   9.9      Indebtedness.........................................................................................66
   9.10     Loans, Investments, Etc..............................................................................73
   9.11     Restricted Payments..................................................................................74
   9.12     Transactions with Affiliates.........................................................................75
   9.13     Compliance with ERISA................................................................................75
   9.14     End of Fiscal Years; Fiscal Quarters.................................................................76
   9.15     Change in Business...................................................................................76
   9.16     Limitation of Restrictions Affecting Subsidiaries....................................................76
   9.17     Financial Covenants..................................................................................77
   9.18     License Agreements...................................................................................77
   9.19     Foreign Assets Control Regulations, Etc..............................................................78
   9.20     Certain Other Real Property..........................................................................78
   9.21     Additional Guaranties and Collateral Security........................................................79
   9.22     Costs and Expenses...................................................................................79
   9.23     Further Assurances...................................................................................80

SECTION 10.          EVENTS OF DEFAULT AND REMEDIES..............................................................80

   10.1     Events of Default....................................................................................80
   10.2     Remedies.............................................................................................82

SECTION 11.          JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW................................86

   11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver................................86
   11.2     Waiver of Notices....................................................................................87
   11.3     Amendments and Waivers...............................................................................88
   11.4     Waiver of Counterclaims..............................................................................89
   11.5     Indemnification......................................................................................89
   11.6     Currency Indemnity...................................................................................90

SECTION 12.          THE AGENT...................................................................................91

   12.1     Appointment, Powers and Immunities...................................................................91
   12.2     Reliance by Agent....................................................................................91
   12.3     Events of Default....................................................................................91
   12.4     Ableco in Its Individual Capacity....................................................................92
   12.5     Indemnification......................................................................................92
   12.6     Non-Reliance on Agent and Other Lenders..............................................................92
   12.7     Failure to Act.......................................................................................93
   12.8     [Intentionally Omitted]..............................................................................93
   12.9     Concerning the Collateral and the Related Financing Agreements.......................................93
   12.10    Field Audit, Examination Reports and Other Information; Disclaimer by Lenders........................93
   12.11    Collateral Matters...................................................................................94
   12.12    Agency for Perfection................................................................................95
   12.13    Successor Agent......................................................................................96

SECTION 13.          TERM OF AGREEMENT; MISCELLANEOUS............................................................96

   13.1     Term.................................................................................................96
   13.2     Interpretative Provisions............................................................................97
   13.3     Notices..............................................................................................98
   13.4     Partial Invalidity..................................................................................100
   13.5     Confidentiality.....................................................................................100
   13.6     Successors..........................................................................................101
   13.7     Assignments; Participations.........................................................................101
   13.8     Entire Agreement....................................................................................103
   13.9     USA Patriot Act.....................................................................................104
   13.10    Counterparts, Etc...................................................................................104

                                      INDEX
                                       TO
                             EXHIBITS AND SCHEDULES

Exhibit A              Form of Assignment and Acceptance

Exhibit B              Information Certificate

Exhibit C              Form of Compliance Certificate

Schedule 1.38          EBITDA Adjustments

Schedule 1.52          Existing Lenders

Schedule 1.53          Existing Letters of Credit

Schedule 1.138         Working Capital Lender Agreements

                           LOAN AND SECURITY AGREEMENT

      This Loan and Security Agreement dated December 7, 2005 is entered into by and among C&D Technologies, Inc., a Delaware corporation ("Parent"), C&D Technologies Datel, Inc., a Delaware corporation ("Datel"), C&D Technologies
(CPS) LLC, a Delaware limited liability company ("CPS, and together with Parent and Datel, each individually a "Borrower" and collectively, "Borrowers" as hereinafter further defined), C&D Charter Holdings, Inc., a Delaware corporation ("Charter"), C&D Dynamo Corp., a Delaware corporation ("Dynamo"), Dynamo Acquisition Corp., a Delaware corporation ("Acquisition"), C&D International Investment Holdings Inc., a Delaware corporation ("International") and Datel Holding Corporation, a Delaware corporation ("Datel Holding", and together with Charter, Dynamo, Acquisition and International, each individually a "Guarantor" and collectively, "Guarantors" as hereinafter further defined), the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders" as hereinafter further defined) and Ableco Finance LLC, a Delaware limited liability company, in its capacity as agent for Lenders (in such capacity, "Agent").

                              W I T N E S S E T H:

      Borrowers and Guarantors have asked Lenders to extend credit to Borrowers consisting of a term loan in the aggregate principal amount of $50,000,000. The proceeds of the term loan shall be used to satisfy existing indebtedness of Borrowers and Guarantors, for general working capital purposes of Borrowers, to pay fees and expenses related to this Agreement and other proper corporate purposes. Lenders are severally and not jointly, willing to extend such credit to Borrowers subject to the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

      In consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

      For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1 "Ableco" shall mean Ableco Finance LLC, a Delaware limited liability company, in its individual capacity and its successors and assigns.

      1.2 "Accounts" shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or
(d) arising out of the use of a credit or charge card or information contained on or for use with the card.

      1.3 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), the rate per annum determined by dividing (a) the London Interbank Offered Rate for such Interest Period by
(b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

      1.4 "Administrative Borrower" shall mean C&D Technologies, Inc., a Delaware corporation in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.8 hereof and it successors and assigns in such capacity.

      1.5 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

      1.6 "Agent" shall mean Ableco Finance LLC, in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

      1.7 "Agent Payment Account" shall mean an account at a bank designated by Agent from time to time as the Account into which Borrowers shall make all payments to Agent for the benefit of Agent and Lenders under this Agreement and the other Financing Agreements.

      1.8 "Applicable Margin" means (i) with respect to a Loan that is a Eurodollar Rate Loan, an amount equal to 6.75% per annum and (ii) with respect to a Loan that is a Prime Rate Loan, an amount equal to 4.50% per annum.

      1.9 "Approved Fund" shall mean with respect to any Lender that is a fund or similar investment vehicle that makes or invests in commercial loans, any other fund or similar investment vehicle that invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      1.10 "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto or such other form as be acceptable to Agent (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.7 hereof.

      1.11 "Availability Block" shall mean the term "Availability Block" as defined, together with the terms used therein, in the Working Capital Loan Agreement as in effect on the date hereof.

      1.12 "Blocked Accounts" shall have the meaning set forth in Section 6.3 of the Working Capital Loan Agreement as in effect on the date hereof.

      1.13 "Borrowers" shall mean, collectively, the following (together with their respective successors and assigns): (a) C&D Technologies, Inc., a Delaware corporation; (b) C&D Technologies (Datel), Inc., a Delaware corporation; (c) C&D Technologies (CPS) LLC, a Delaware limited liability company ("CPS") and (d) any other Person that at any time after the date hereof becomes a Borrower; each sometimes being referred to herein individually as a "Borrower".

      1.14 "Borrowing Base" shall mean the term "Borrowing Base" as defined, together with the terms used therein, in the Working Capital Loan Agreement as in effect on the date hereof.

      1.15 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

      1.16 "Canadian Pension Plan" shall mean any plan, program or arrangement (other than the Canada/Quebec Pension Plan) that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province or Territory thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or Guarantor in respect of any Person's employment in Canada with such Borrower or Guarantor.

      1.17 "Capital Expenditures" shall mean, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

      1.18 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

      1.19 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited or unlimited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

      1.20 "Cash Dominion Event" shall mean that (a) a Default or Event of Default shall exist or have occurred and be continuing or (b) Excess Availability shall be less than $20,000,000 for any three (3) consecutive days.

      1.21 "Cash Dominion Termination" shall mean, after the occurrence of a Cash Dominion Event, that Excess Availability is equal to or greater than $20,000,000 for each of ninety (90) consecutive days and no Default or Event of Default shall exist or have occurred and be continuing at any time during such period of ninety (90) consecutive days and including the last day of such period.

      1.22 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof or the Government of Canada or any province thereof; provided, that, the full faith and credit of the United States of America or the Government of Canada or any province thereof, as the case may be, is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System or any Canadian chartered bank and rated A (or the then equivalent grade) or better by U.S. rating agency or Dominion, Bond Rating Service Limited, as applicable, having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America, the District of Columbia or a province of Canada and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America or by the Government of Canada or any province thereof, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

      1.23 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof;
(b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor, other than as permitted in Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of more than forty (40%) percent of beneficial ownership, directly or indirectly, of the voting power of the total outstanding Voting Stock of Parent or the Board of Directors of Parent; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose nomination for election by the stockholders of Parent was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then still in office; or (e) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor.

      1.24 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.25 "Collateral" shall have the meaning set forth in Section 5 hereof.

      1.26 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent and Term Loan Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

      1.27 "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth below such Lender's signature on the signatures pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

      1.28 "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person, for such period (excluding to the extent included therein any extraordinary and/or one time or unusual and non-recurring gains (including any gains resulting from the sale or disposition of Inventory the value of which was written down on the books of such Person prior to such sale or disposition and which has previously been added back to EBITDA) or any non-cash losses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP. For the purposes of this definition, net income excludes any gain or non-cash loss, together with any related Provision for Taxes for such gain or non-cash loss, realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person.

      1.29 "Convertible Note Documents" shall mean, collectively, the Convertible Note Indenture, the Convertible Notes and any agreements, documents or instruments executed and delivered in connection therewith.

      1.30 "Convertible Note Indenture" shall mean the term "Convertible Note Indenture" as defined in the Working Capital Loan Agreement as in effect on the date hereof.

      1.31 "Convertible Notes" shall mean the term "Convertible Notes" as defined in the Working Capital Loan Agreement as in effect on the date hereof.

      1.32 "Credit Facility" shall mean the Loan provided to or for the benefit of any Borrower pursuant to Section 2.1 hereof.

      1.33 "Datel KK" shall mean Datel KK, a company organized under the laws of Japan.

      1.34 "Datel Mortgage" shall mean the Mortgage and Security Agreement, dated August 27, 1997, by Datel in favor of Sun Life Assurance Company of Canada (U.S.) on the Real Property of Datel located in Mansfield, Massachusetts which secures the obligations of Datel under the Mortgage Note, dated August 27, 1997, in favor of Sun Life Assurance Company of Canada (U.S.) in the original principal amount of $6,850,000, which Mortgage Note matures in August, 2007.

      1.35 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

      1.36 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Working Capital Agent, Agent and the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Working Capital Agent or Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and has such other terms and conditions as Working Capital Agent may reasonably require.

      1.37 "Domestic Subsidiary" shall mean any direct or indirect Subsidiary of a Borrower or Guarantor, other than a Foreign Subsidiary.

      1.38 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (without duplication) (b) depreciation, amortization (including the write-off of goodwill and intangibles) and other non-cash charges (including, but not limited to, imputed interest, deferred compensation and non-cash stock option expenses) for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) the agreed upon adjustments as set forth in Schedule 1.38 hereto, including an adjustment of up to $500,000 for each fiscal year of the Borrowers and Guarantors in respect of foreign exchange forward points.

      1.39 "Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in commercial loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; and (d) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Agent; provided, that, (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

      1.40 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

      1.41 "Equipment" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.42 "Equipment Availability" shall mean $10,000,000; provided, that, effective on the first day of the month immediately after the date hereof and continuing on the first day of each consecutive month thereafter, the Equipment Availability shall be reduced by the amount equal to $277,777.

      1.43 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

      1.44 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Domestic Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      1.45 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan, other than events as to which the requirement of notice has been waived in regulations by the Pension Benefit Guaranty Corporation; (b) the adoption of any amendment to a Pension Plan that would require the provision of security (other than the posting of a bond or the provision of a letter of credit, in either case in an amount not to exceed $1,500,000) pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; (c) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization which could reasonably be expected to result in liability of any Borrower in excess of $1,500,000; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $1,500,000 and (g) any other event or condition with respect to a Plan including any Pension Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $1,500,000.

      1.46 "Eurodollar Rate Loan" shall mean any Loan or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

      1.47 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

      1.48 "Excess Availability" shall mean the term "Excess Availability" as defined in the Working Capital Loan Agreement as in effect on the date hereof.

      1.49 "Excess Closing Availability" shall mean the term "Excess Closing Availability" as defined in the Working Capital Loan Agreement as in effect on the date hereof.

      1.50 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

      1.51 "Exchange Rate" shall mean the prevailing spot rate of exchange of Reference Bank or if such rate is not available from Reference Bank, such other bank as Agent may reasonably select for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York City time, on the date on which any such conversion of currency is to be made under this Agreement.

      1.52 "Existing Lenders" shall mean the lenders to Borrowers listed on
Schedule 1.52 hereto (and including Bank of America, N.A. in its capacity as administrative agent acting for such lenders) and their respective predecessors, successors and assigns.

      1.53 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on Schedule 1.53 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.54 "Extraordinary Receipts" shall mean any cash received by a Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds from the sale of Inventory), including, without limitation, (i) proceeds of insurance, (ii) condemnation awards (and payments in lieu thereof), (iii) indemnity payments, (iv) foreign, United States, state or local tax refunds, (v) pension plan reversions and (vi) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action; provided, that, if a Cash Dominion Event is not then in effect, Extraordinary Receipts shall not include cash in the aggregate amount for all Borrowers and their Subsidiaries of less than $500,000 received by them in any fiscal year.

      1.55 "Fee Letter" shall mean the letter agreement, dated of even date herewith, by and among Borrowers, Guarantors and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.56 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Guarantor in connection with this Agreement; provided, that, in no event shall the term Financing Agreements be deemed to include any Hedge Agreement.

      1.57 "Fixed Charge Coverage Ratio" shall mean, as to any Person, with respect to any period, the ratio of (a) the amount equal to EBITDA of such Person for such period to (b) the Fixed Charges of such Person for such period.

      1.58 "Fixed Charges" shall mean, as to any Person, with respect to any period, the sum of, without duplication, (a) all Interest Expense during such period, plus (b) all Capital Expenditures during such period (other than, as to Parent and its Subsidiaries, Capital Expenditures made with the proceeds of Indebtedness permitted for such purpose hereunder), plus (c) all regularly scheduled (as determined at the beginning of the respective period) principal payments in respect of Indebtedness for borrowed money (excluding payments in respect of the Loan which do not result in a reduction of the Maximum Credit and excluding the final payment on August 31, 2007 of $4,860,984 contemplated to be made in satisfaction of the Datel Mortgage on such date) and Indebtedness with respect to Capital Leases (and without duplicating items (a) and (c) of this definition, the interest component with respect to Indebtedness under Capital Leases) during such period, plus (d) dividends and other distributions, and repurchases and redemptions, in respect of Capital Stock paid during such period, plus (e) cash costs paid under any Hedge Agreement, plus (f) taxes paid during such period in cash, minus (g) Capital Expenditures of Shanghai in respect of the Shanghai Project made on or prior to July 31, 2007 (i) exclusively from amounts received in cash by Shanghai from the government of the People's Republic of China as compensation in connection with the Shanghai Disposition, in an aggregate amount not to exceed the US Dollar Equivalent of US$18,000,000 and (ii) generated by earnings of Shanghai from operations in China or Indebtedness incurred by Shanghai in China, in an aggregate amount not to exceed the US Dollar Equivalent of US$9,000,000.

      1.59 "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      1.60 "Foreign Subsidiary" shall mean, a direct or indirect Subsidiary of Parent organized or incorporated under the laws of a jurisdiction other than a state of the United States of America, the United States of America or its territories or its possessions.

      1.61 "Funding Bank" shall have the meaning given to such term in Section
3.3 hereof.

      1.62 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.17 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

      1.63 "GmbH Note" shall mean the term "GmbH Note" as defined in the Working Capital Loan Agreement as in effect on the date hereof.

      1.64 "GmbH Subordination Agreement" shall mean the term Subordination Agreement, dated as of the date hereof, between C&D Technologies (Datel) GmbH, a company organized under the laws of Germany, and Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.65 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      1.66 "Guarantors" shall mean, collectively, the following (together with their respective successors and assigns): (a) C&D Charter Holdings, Inc., a Delaware corporation; (b) C&D Dynamo Corp., a Delaware corporation; (c) Dynamo Acquisition Corp., a Delaware corporation; (d) C&D International Investment Holdings Inc., a Delaware corporation; and (e) Datel Holding Corporation, a Delaware corporation; and (f) any other Person that at any time after the date hereof becomes party to a guarantee in favor of Agent or any Lender or otherwise liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (other than Borrowers); each sometimes being referred to herein individually as a "Guarantor".

      1.67 "Guaranty" means each guaranty made by any Guarantor in favor of the Agent for the benefit of the Lenders pursuant to Section 9.21 or otherwise.

      1.68 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

      1.69 "Hedge Agreement" shall mean an agreement between any Borrower or Guarantor and a Lender (or an Affiliate of a Lender) that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, forward commodity contracts, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as "Hedge Agreements".

      1.70 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (other than an account payable to a trade creditor (whether or not an Affiliate) incurred in the ordinary course of business of such Person and payable in accordance with customary trade practices); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; (j) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law and (k) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

      1.71 "Information Certificate" shall mean the Information Certificates, dated of even date herewith, of Borrowers and Guarantors containing information with respect to Borrowers and Guarantors, their respective businesses and assets, executed by Borrowers and Guarantors and delivered to Working Capital Agent in connection with the Working Capital Lender Agreements.

      1.72 "Intellectual Property" shall mean, as to each Borrower and Guarantor, such Borrower's and Guarantor's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, corporate, company, business or trade names, trade styles, know-how, trade dress, tag lines, derivative works, business identifiers, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office, the Canadian Intellectual Property Office or in any similar office or agency of the United States or Canada, any State, Province or Territory thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Borrower's or Guarantor's use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, logos, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

      1.73 "Interest Expense" shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts and bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments.

      1.74 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as any Borrower (or Administrative Borrower on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower (or Administrative Borrower on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

      1.75 "Interest Rate" shall mean,

            (a) as to Prime Rate Loans, a rate equal to the Prime Rate plus the Applicable Margin for Prime Rate Loans, and

            (b) as to Eurodollar Rate Loans, a rate equal to the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Loans (in each case, based on the London Interbank Offered Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days prior to the commencement of the Interest Period whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor).

Notwithstanding anything to the contrary contained in this definition, the Interest Rate shall mean the percentage per annum set forth above plus (in each case) two (2%) percent per annum, at Agent's option, for the period (i) from and after the effective date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (ii) from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent.

      1.76 "Inventory" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower or Guarantor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

      1.77 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Working Capital Agent, Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Working Capital Agent and Agent, that it will comply with entitlement orders originated by Working Capital Agent or Agent with respect to such investment property, or other instructions of Working Capital Agent or Agent, and with such other terms and conditions as Agent may require.

      1.78 "KK Notes" shall mean the term "KK Notes" as defined in the Working Capital Loan Agreement as in effect on the date hereof.

      1.79 "KK Subordination Agreement" shall mean the Subordination Agreement, dated as of the date hereof, between C&D Technologies KK and Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.80 "Lenders" shall mean the Lenders who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

      1.81 "Leverage Ratio" shall mean, as of any date, the ratio of (a) the aggregate principal amount of the Loan outstanding on such date plus the aggregate principal amount of (i) all other Indebtedness (including the amount of all contingent liabilities in respect of undrawn letters of credit) of the Parent and its Domestic Subsidiaries on such date to the extent such Indebtedness is secured by a lien or security interest on any property or assets of the Parent or any of its Subsidiaries and (ii) all Indebtedness (including the amount of all contingent liabilities in respect of undrawn letters of credit) of its Foreign Subsidiaries (excluding all Indebtedness owing to Parent or any of its Subsidiaries); to (b) EBITDA of the Parent and its Subsidiaries for the period of twelve (12) consecutive fiscal months ended on such date.

      1.82 "License Agreements" shall have the meaning set forth in Section 8.11 hereof.

      1.83 "Loans" shall mean, the loans made by the Lenders to the Borrowers on the date hereof pursuant to Section 2.1 hereof.

      1.84 "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in US Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, that, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

      1.85 "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrowers; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral or its value; (e) the ability of any Borrower to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

      1.86 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $2,500,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

      1.87 "Maximum Credit" shall mean the amount of $50,000,000.

      1.88 "Mortgages" shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Mortgage, Security Agreement, Fixture Filing and Assignment of Leases, Rents and Profits, dated of even date herewith, by Parent in favor of Agent and/or Wachovia as collateral agent for Lenders and Working Capital Lenders with respect to the Real Property and related assets of such Borrower located in Attica, Indiana,
(b) the Mortgage, Security Agreement, Fixture Filing and Assignment of Leases, Rents and Profits, dated of even date herewith, by Parent in favor of Agent and/or Wachovia as collateral agent for Lenders and Working Capital Lenders with respect to the Real Property and related assets of such Borrower located in Huguenot, New York, (c) the Mortgage, Security Agreement, Fixture Filing and Assignment of Leases, Rents and Profits, dated of even date herewith, by Parent in favor of Agent and/or Wachovia as collateral agent for Lenders and Working Capital Lenders with respect to the Real Property and related assets of such Borrower located in Milwaukee, Wisconsin and (d) any mortgage, deed of trust or deed to secure debt executed and delivered after the date hereof by any Borrower or Guarantor with respect to any other Real Property of such Borrower or Guarantor in favor of Agent and/or Wachovia as collateral agent for Lenders and Working Capital Lenders, including any such agreement or instrument delivered pursuant to Section 9.20 hereof.

      1.89 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate or with respect to which any Borrower, Guarantor or any ERISA Affiliate may incur any liability.

      1.90 "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Indebtedness by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, accountant's fees, investment banking fees, finder's fees, other similar fees and commissions and reasonable out-of-pocket expenses, (b) the amount of taxes reasonably estimated by such Person to be actually and reasonably attributable to such transaction, and (c) the amount of any Indebtedness secured by a security interest, lien or other encumbrance (other than a security interest, lien or other encumbrance created under any Financing Agreements) on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any Affiliate of any Borrower and, in each case, are properly attributable to such transaction or to the asset that is the subject thereof.

      1.91 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on a "net orderly liquidation value" basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to such appraisal.

      1.92 "Obligations" shall mean the Loan and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

      1.93 "Other Taxes" shall have the meaning given to such term in Section
6.5 hereof.

      1.94 "Parent" shall mean C&D Technologies, Inc., a Delaware corporation, and its successors and assigns.

      1.95 "Participant" shall mean any Lender that acquires and holds a participation in the interest of any Lender in any portion of the Loan in conformity with the provisions of Section 13.7 of this Agreement governing participations.

      1.96 "Participant Register" shall have the meaning set forth in Section
13.7 hereof.

      1.97 "Pension Plan" shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower or Guarantor sponsors, maintains, or to which any Borrower, Guarantor or ERISA Affiliate makes, is making, or is obligated to make contributions, other than a Multiemployer Plan; provided, that, the term "Pension Plan" as used herein shall not include any Canadian Pension Plan.

      1.98 "Permitted Investments" shall mean each of the following:

            (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

            (b) Investments in cash or Cash Equivalents; provided, that, (i) at any time on and after a Cash Dominion Event and for so long as the same is continuing, no Loan is then outstanding and (ii) the terms and conditions of
Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held, except that this clause (ii) shall not apply to Investments by Borrowers in cash or Cash Equivalents maintained at any such time in accounts at financial institutions outside the United States to the extent that the aggregate amount maintained in all such accounts is less than the US Dollar Equivalent of US$1,000,000;

            (c) Investments by a Borrower or Guarantor in a Borrower or Guarantor, in each case after the date hereof; provided, that, (i) to the extent that such Investment gives rise to any Indebtedness, such Indebtedness is permitted hereunder and (ii) to the extent that such Investment gives rise to the issuance of any shares of Capital Stock, such issuance is permitted hereunder;

            (d) the existing Investments of each Borrower and Guarantor as of the date hereof in its Subsidiaries that are not Borrowers or Guarantors; provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

            (e) loans and advances by any Borrower or Guarantor to employees of such Borrower or Guarantor not to exceed the principal amount of $500,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

            (f) loans or advances to, or investments in, Foreign Subsidiaries by any Borrower or Guarantor not to exceed the aggregate principal amount at any time outstanding equal to the lesser of (i) the US Dollar Equivalent of US$1,000,000 and (ii) the US Dollar Equivalent of US$1,000,000 minus the aggregate principal amount of all guarantees by Borrowers and Guarantors pursuant to Section 9.9(f) hereof; provided, that, (A) Excess Availability shall have been not less than $30,000,000, for each of the thirty (30) consecutive days immediately prior to the date of any such loan or advance and after giving effect to such loan or advance Excess Availability shall be not less than $30,000,000 and (B) as of the date of any such loan, advance, or investment no Default or Event of Default shall exist or have occurred and be continuing;

            (g) stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may request;

            (h) obligations of account debtors to any Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower or Guarantor; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed; and

            (i) loans by Borrowers to customers of Borrowers in an aggregate amount at any time outstanding not to exceed the US Dollar Equivalent of US$500,000.

      1.99 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.100 "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years or with respect to which any Borrower or Guarantor may incur liability.

      1.101 "Pledge Agreement" shall mean the Pledge and Security Agreement made by the Borrowers in favor of the Agent for the benefit of the Lenders, securing the Obligations and delivered to the Agent.

      1.102 "PPSA" shall mean the Personal Property Security Act (Ontario), the Civil Code of Quebec or any other applicable Canadian Federal, Provincial or Territorial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs or other encumbrances on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

      1.103 "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

      1.104 "Prime Rate Loan" shall mean any Loan or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

      1.105 "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of
Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's portion of the Loan and the denominator shall be the aggregate amount of the unpaid Loans.

      1.106 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

      1.107 "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

      1.108 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts;
(b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

      1.109 "Records" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, including, internet storage sites, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

      1.110 "Reference Bank" shall mean Wachovia, or such other bank as Agent may from time to time designate.

      1.111 "Register" shall have the meaning set forth in Section 13.7 hereof.

      1.112 "Registered Loan" shall have the meaning set forth in Section 2.1(e) hereof.

      1.113 "Registered Note" shall have the meaning set forth in Section 2.1(e) hereof.

      1.114 "Renewal Date" shall have the meaning set forth in Section 13.1 hereof.

      1.115 "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom more than fifty (50%) percent of the then outstanding Obligations are owing.

      1.116 "Reserves" shall mean the term "Reserves" as defined in the Working Capital Loan Agreement as in effect as on the date hereof.

      1.117 "Restricted Payments" shall mean (a) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of Parent or any of its Subsidiaries, as the case may be, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment on account of, or purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Parent or any of its Subsidiaries, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class, (c) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of Parent or any of its Subsidiaries now or hereafter outstanding, or (d) any payment to any Affiliate of any Borrower except to the extent expressly permitted in this Loan Agreement; sometimes being referred to herein individually as a "Restricted Payment".

      1.118 "Secured Parties" shall mean, collectively, (a) Agent and (b)
Lenders.

      1.119 "Security Agreement" means a Security Agreement made by a Borrower or Guarantor in favor of the Agent for the benefit of the Lenders, securing the Obligations and delivered to the Agent.

      1.120 "Shanghai" shall mean Shanghai C&D Battery Company, Ltd., 100 Anjian Lu, Beicai Chuansha, Pudong New Area, Shanghai, 201204.

      1.121 "Shanghai Disposition" shall mean any loss of, or any condemnation or other taking for public use of, the real property currently occupied and/or owned by Shanghai.

      1.122 "Shanghai Project" shall mean the construction of new facilities for use by Shanghai, including, without limitation, the purchase of any and all required land rights, permits, designs, equipment and fixtures as a result of the Shanghai Disposition.

      1.123 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

      1.124 "Special Agent Advances" shall have the meaning set forth in Section
12.11 hereof.

      1.125 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited or unlimited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees, members or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

      1.126 "Taxes" shall have the meaning set forth in Section 6.5(a) hereof.

      1.127 "Term Loan Intercreditor Agreement" shall mean the term "Intercreditor Agreement" as defined in the Working Capital Loan Agreement as in effect on the date hereof.

      1.128 "Termination Date" shall have the meaning set forth in Section 13.1 hereof.

      1.129 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

      1.130 "US Dollar Equivalent" shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Alternative Currency or any other currency, the equivalent amount in US Dollars calculated by Agent at such time using the Currency Exchange Convention in effect on the Business Day of determination.

      1.131 "US Dollars", "US$" and "$" shall each mean lawful currency of the United States of America.

      1.132 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

      1.133 "Wachovia" shall mean Wachovia Bank, National Association, in its individual capacity, and its successors and assigns.

      1.134 "W/C Loans" shall mean the term "Loans" as defined in the Working Capital Loan Agreement as in effect on the date hereof.

      1.135 "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      1.136 "Working Capital Agent" shall mean Wachovia, in its capacity as administrative agent acting for and on behalf of the Working Capital Lenders pursuant to the Working Capital Loan Agreement, and its successors and assigns (including any replacement or successor agent or additional agent acting for and on behalf of the Working Capital Lenders).

      1.137 "Working Capital Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower or Guarantor to Working Capital Agent or any Working Capital Lender, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Working Capital Lender Agreements.

      1.138 "Working Capital Lender Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Working Capital Loan Agreement; (b) the agreements, documents and instruments set forth on Schedule 1.138 hereto; and
(c) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Working Capital Agent or any Working Capital Lender in connection therewith or related thereto; sometimes being referred to herein individually as a "Working Capital Lender Agreement".

      1.139 "Working Capital Lenders" shall mean, collectively, Wachovia and the other lenders who are from time to time parties to the Working Capital Loan Agreement as lenders, and their respective successors and assigns; each sometimes referred to herein individually as a "Working Capital Lender".

      1.140 "Working Capital Loan Agreement" shall mean the Loan and Security Agreement, dated of even date herewith, by and among Wachovia, as administrative agent, Wachovia Capital Markets, LLC, as Sole Lead Arranger, Manager and Bookrunner, the lenders from time to time party thereto, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.141 "Working Capital Loan Termination Date" shall have the meaning ascribed to such term in the Term Loan Intercreditor Agreement.

SECTION 2. CREDIT FACILITIES

      2.1 Loan.

            (a) On the date hereof, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of the Loan to the Borrowers, in the original principal amount of such Lender's Commitment.

            (b) The Loan is (i) to be repaid, together with interest and other amounts, in accordance with this Agreement and (ii) secured by all of the Collateral. The unpaid principal amount of the Loan shall be repaid on the earlier of (i) the Termination Date as set forth in Section 13.1 hereof, and
(ii) such earlier date on which the Loan shall become due and payable in accordance with the terms of this Agreement and the other Financing Agreements.

            (c) Borrowers may, upon at least five (5) Business Days' prior written notice to the Agent, prepay (without penalty or premium except as otherwise provided in the Fee Letter) the principal of the Loan, in whole or in part. Each prepayment made pursuant to this clause (c) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.

            (d) Agent, on behalf of Borrowers, agrees to record each Loan on the Register referred to in Section 13.7(b). The Loan recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than a Registered Note (as defined below). Upon the registration of a Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to Borrowers. Borrowers agree, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e., containing registered note language) and registered as provided in

Section 13.7(b) hereof (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, a Registered Note may not be removed from the Register so long as the Obligations it evidences remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

      2.2 Commitments. Each Lender's Commitment shall terminate at 5:00 p.m. (New York Time) on the date hereof.

      2.3 Mandatory Prepayments. Notwithstanding the provisions of Section 6.4 hereof and subject to the terms of the Term Loan Intercreditor Agreement, so long as no Event of Default exists or has occurred and is continuing:

            (a) Upon the receipt by any Borrower or any of its Subsidiaries of any Extraordinary Receipts, Borrowers shall immediately prepay the Working Capital Debt and the Obligations as set forth below, in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts;

                  (i) if such Extraordinary Receipts are the proceeds of Inventory, Accounts, or Equipment, then such proceeds shall be applied, first, to the outstanding principal amount of the W/C Loans based on Equipment Availability and the Equipment Availability shall thereupon be permanently reduced by the amount of such proceeds applied to the outstanding principal amount of the W/C Loans based on Equipment Availability, second, to the outstanding principal amount of the W/C Loans and third, to the outstanding principal amount of the Loans; and

                  (ii) if such Extraordinary Receipts are the proceeds of any Collateral (other than Inventory, Accounts, or Equipment), then such proceeds shall be applied, first, to the outstanding principal amount of the W/C Loans based on Equipment Availability and the Equipment Availability shall thereupon be permanently reduced by the amount of such proceeds applied to the outstanding principal amount of the W/C Loans based on Equipment Availability (except to the extent that such proceeds consist of tax refunds, judgments or pension reversions), and second, at Borrowers' option to either (A) the outstanding principal amount of the Loans or (B) the outstanding principal amount of the W/C Loans so long as (in the case of this clause (B) only) Working Capital Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such proceeds that are so applied by the prepayment of the W/C Loans;

provided, however, that (A) so long as no Default or an Event of Default has occurred and is continuing, on the date such Person receives Extraordinary Receipts consisting of insurance proceeds from one or more policies covering, or proceeds from any judgment, settlement, condemnation or other cause of action in respect of, the loss, damage, taking or theft of any property or assets, such Extraordinary Receipts received by the Borrowers may, at the option of the Borrowers, be applied to repair, refurbish or replace such property or assets or acquire replacement property or assets for the property or assets so lost, damaged or stolen or other property or assets used or useful in the business of any Borrower for the property or assets so disposed, provided, that (x) the Agent for the benefit of the Lenders has a first-priority Lien (subject to the prior liens of the Working Capital Agent) on such replacement (or repaired or restored) property or assets, (y) the Borrowers deliver a certificate to the Agent within 10 days after the date of receipt of such Extraordinary Receipts stating that such Extraordinary Receipts shall be used to repair or refurbish such property or assets or to acquire such replacement property or assets for the property or assets so lost, damaged or stolen or such other property or assets used or useful in the business of any Borrower within 120 days after the date of receipt of such Extraordinary Receipts that are not the proceeds of Real Property or 180 days after the date of receipt of such Extraordinary Proceeds that are the proceeds of Real Property (which certificate shall set forth an estimate of the Extraordinary Receipts to be so expended), and (z) if such Extraordinary Receipts are the proceeds of Real Property and aggregate $1,500,000 or more, the Borrowers shall obtain the prior written consent of the Agent and (B) if all or any portion of such Extraordinary Receipts are not so used within the 120-day or 180-day period, as applicable, such unused Extraordinary Receipts shall be applied to prepay the Loans and the W/C Loans in accordance with this Section 2.3(a). Pending such reinvestment, the Extraordinary Receipts shall be applied as a prepayment of W/C Loans.

            (b) Upon the issuance or sale by any Borrower or any of its Subsidiaries of Capital Stock of such Borrower or Subsidiary as permitted in Sections 9.7(b)(iii) and (iv) hereof, or the issuance or incurrence by any Borrower or any of its Subsidiaries of any Indebtedness of the type described in
Section 9.9(f) or 9.9(g), Borrowers shall immediately prepay the Loans and the W/C Loans, in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith as follows: first, to the outstanding principal amount of the W/C Loans based on Equipment Availability, and second, at Borrowers' option to either (A) the outstanding principal amount of the Loans or
(B) the outstanding principal amount of the W/C Loans so long as (in the case of this clause (B) only) Working Capital Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied by the prepayment of the W/C Loans. The provisions of this subsection (b) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

            (c) Upon the sale or disposition of any Collateral by any Borrower or any of its Subsidiaries as permitted in Section 9.7(b)(ii) or not otherwise permitted by the terms of this Agreement but consented to by the Required Lenders, Borrowers shall immediately prepay the Loans and the W/C Loans as set forth below, in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sale or disposition:

                  (i) if such sale or disposition is of Inventory, Accounts or Equipment, then such Net Cash Proceeds shall be applied, first, to the outstanding principal amount of the W/C Loans based on Equipment Availability and the Equipment Availability shall thereupon be permanently reduced by the amount of such proceeds applied to the outstanding principal amount of the W/C Loans based on Equipment Availability, second, to the outstanding principal amount of the W/C Loans, and third, to the outstanding principal amount of the Loans;

                  (ii) if such sale or disposition is of any Collateral (other than Inventory, Accounts, or Equipment), then such Net Cash Proceeds shall be applied, first, to the outstanding principal amount of the W/C Loans based on Equipment Availability and the Equipment Availability shall thereupon be permanently reduced by the amount of such proceeds applied to the outstanding principal amount of the W/C Loans based on Equipment Availability (except to the extent that such proceeds consist of tax refunds, judgments or pension reversions), and second, at Borrower's option to either (A) the outstanding principal amount of the Loans or (B) outstanding principal amount of the W/C Loans so long as (in the case of this clause (B) only) Working Capital Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied by the Borrowers to the prepayment of the W/C Loans.

            (d) Notwithstanding the foregoing, if the Working Capital Agent decides not to require Borrowers to make any payment that, pursuant to the terms of this Section 2.3, is required to be applied to the Working Capital Debt, such payment shall be applied to prepay the outstanding principal amount of the Loan instead.

            (e) All prepayments of the Loans under this Section 2.3 shall be applied against the remaining installments (if any) of principal due on the Loans, in the inverse order of maturity. Notwithstanding anything to the contrary in this Section 2.3, all prepayments of principal under this Section
2.3 shall be made together with accrued and unpaid interest thereon to the date of such prepayment.

      2.4 Joint and Several Liability. Each Borrower shall be jointly and severally liable for all amounts due to Agent and Lenders under this Agreement and the other Financing Agreements, regardless of which Borrower actually receives the Loan hereunder or the amount of such Loan received or the manner in which Agent or any Lender accounts for the Loan or other extensions of credit on its books and records. All references herein or in any of the other Financing Agreements to any of the obligations of Borrowers to make any payment hereunder or thereunder shall constitute joint and several obligations of Borrowers. The Obligations with respect to the Loan made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to the Loan made to another Borrower, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to the Loan or other extensions of credit made to each other Borrower shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of such other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of such other Borrower, (b) the absence of any attempt to collect the Obligations from such Borrower, any Obligor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provisions of any instrument evidencing the Obligations of such other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to Agent or any Lender, (d) the failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of such other Borrower, (e) the election of Agent and Lenders in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Agent or any Lender for the repayment of the Obligations of such other Borrower under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of an Obligor or of such other Borrower. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to the Loan or other extensions of credit made to another Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent or any Lender now has or may hereafter have against any Borrower or Obligor and any benefit of, and any right to participate in, any security or collateral given to Agent or any Lender. At any time an Event of Default exists or has occurred and is continuing, Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

SECTION 3. INTEREST AND FEES

      3.1 Interest.

            (a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loan at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

            (b) Each Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower (or Administrative Borrower on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from a Borrower (or Administrative Borrower on behalf of such Borrower), such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) such Borrower (or Administrative Borrower on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

            (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Parent, be subsequently converted to Prime Rate Loans in the event that: (i) this Agreement shall terminate or not be renewed or (ii) an Event of Default shall exist or have occurred and be continuing. Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

            (d) Interest shall be payable by Borrowers to Agent, for the account of Lenders, (i) monthly in arrears not later than the first day of each calendar month with respect to all Loans which are Prime Rate Loans and (b) on the last day of each Interest Period in respect of each Eurodollar Rate Loan, in each case, calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the date of any change in such Prime Rate. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

      3.2 Fees. Borrowers shall pay to Agent the fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein. To the extent payment in full of the applicable fee is received by Agent from Borrowers on or about the date hereof, Agent shall pay to each Lender its share of such fees in accordance with the terms of the arrangements of Agent with such Lender.

      3.3 Changes in Laws and Increased Costs of Loans. (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any

Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses
(i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loan, then Borrowers and Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify such Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Administrative Borrower by Agent or the applicable Lender and shall be conclusive, absent manifest error.

            (b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Adjusted Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower as soon as practicable thereafter, and will also give prompt written notice to Administrative Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

            (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

            (d) Borrowers and Guarantors shall indemnify Agent and each Lender and to hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by any Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Administrative Borrower on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

      4.1 Conditions Precedent to the Loan. The obligation of Lenders to make the Loan hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of the Loan of each of the following conditions precedent:

            (a) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the Existing Lenders of their respective financing arrangements with Borrowers and Guarantors and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of each Borrower and Guarantor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC and/or PPSA termination statements for all UCC and/or PPSA financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Guarantor, as debtor; and
(ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Guarantor in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority;

            (b) all requisite corporate or other organizational action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate officers or Governmental Authority (and including a copy of the certificate of incorporation or equivalent organizational document of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation or formation, as the case may be);

            (c) no material adverse change shall have occurred in the assets, business or prospects of Borrowers since the date of the latest financial statements of Parent and its Subsidiaries received by Agent and no change or event shall have occurred which would impair the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

            (d) Agent shall have received from the Working Capital Agent the results of its field survey and audit of the Borrowers' Records and such other information with respect to the Collateral as Working Capital Agent may require, the results of which shall be satisfactory to Agent;

            (e) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements; provided, that, the failure to deliver a Collateral Access Agreement as to a specific leased location shall not be a condition to closing, so long as all other conditions are met after giving effect to any Reserves established by Working Capital Agent in respect of amounts due or to become due to the owner or lessor thereof as provided for in the definition of Eligible Inventory (as defined in the Working Capital Loan Agreement);

            (f) Excess Closing Availability as determined by the Working Capital Agent, as of the date hereof, shall be not less than $35,000,000 after giving effect to the initial W/C Loans made or to be made and Letters of Credit (as defined in the Working Capital Loan Agreement) issued or to be issued in connection with the initial transactions under the Working Capital Loan Agreement;

            (g) the EBITDA of Parent and its Subsidiaries (on a consolidated basis) for the twelve (12) calendar month period ended October 31, 2005 as determined by Agent shall be not less than $27,000,000, less any non-cash charges related to the write-off of goodwill and related tax adjustments;

            (h) Agent shall have received, in form and substance satisfactory to Agent, Deposit Account Control Agreements by and among the Working Capital Agent, Agent, each Borrower and Guarantor, as the case may be and each bank where such Borrower (or Guarantor) has a deposit account (but not accounts used by any Borrower or Guarantor for the payment of payroll and/or payroll taxes), in each case, duly authorized, executed and delivered by such bank and Borrower or Guarantor, as the case may be;

            (i) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral located in the United States and valid, perfected first priority security interest in and first ranking liens upon the Collateral located in Canada, subject (as to priority) only to liens of the Working Capital Agent pursuant to the Working Capital Lender Agreements;

            (j) Agent shall have received and reviewed lien and judgment search results for the jurisdiction of organization of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrowers and Guarantors are located, which search results shall be in form and substance satisfactory to Agent;

            (k) Agent shall have received, in form and substance satisfactory to Agent, title reports with respect to the Real Property of Borrowers to be subject to the Mortgages as of the date hereof;

            (l) Agent shall have received copies of the shares of the stock certificates (the originals having been delivered to the Working Capital Agent) representing all of the issued and outstanding shares of the Capital Stock of each Borrower and Guarantor (other than Parent) and each direct Subsidiary of each Borrower or Guarantor; provided that, in the case of a direct Foreign Subsidiary of a Borrower or Guarantor that is a "controlled foreign corporation" as such term is defined in Section 957(a) of the Code or a successor provision thereof, Agent shall only have received sixty-five (65%) percent of the Capital Stock of such direct Foreign Subsidiary owned by such Borrower or Guarantor, in each case together with stock powers duly executed in blank with respect thereto;

            (m) Agent shall have received (i) true, correct and complete copies of each of the Working Capital Lender Agreements, as duly authorized, executed and delivered by each of the parties thereto, which shall be on terms and conditions acceptable to Agent and (ii) evidence that the transactions contemplated under the Working Capital Loan Agreement have been consummated prior to or contemporaneously with the execution of this Agreement;

            (n) Agent shall have received true, correct and complete copies of the Convertible Note Documents as duly authorized, executed and delivered by the parties thereto, which shall be in form and substance reasonably satisfactory to Agent;

            (o) Agent shall have received evidence, in form and substance satisfactory to Agent, that Borrowers have received not less than $75,000,000 in cash or other immediately available funds as aggregate gross proceeds of the issuance of the Convertible Notes;

            (p) Agent shall have received, in form and substance satisfactory to Agent, the Term Loan Intercreditor Agreement, duly authorized, executed and delivered by Working Capital Agent and each Borrower and Guarantor;

            (q) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as first loss payee, additional insured and mortgagee, as its interests may appear, as applicable;

            (r) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Agent may request (and including opinion letters of counsel to Borrowers and Guarantors qualified in the United States and Canada);

            (s) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent;

            (t) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of the making of the Loan and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

            (u) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (A) purports to enjoin, prohibit, restrain or otherwise affect (1) the making of the Loan, or (2) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (B) has or has a reasonable likelihood of having a Material Adverse Effect; and

            (v) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of the Loan after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

      5.1 Grant of Security Interest...

            (a) To secure payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Agent, for itself and the benefit of the Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of the Secured Parties, as security, all personal and real property and fixtures, and interests in property and fixtures, of each Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Secured Party, collectively, the "Collateral"), including:

                  (i) all Accounts;

                  (ii) all general intangibles, including, without limitation, all Intellectual Property;

                  (iii) all goods, including, without limitation, Inventory and Equipment;

                  (iv) all Real Property at any time subject to the Mortgages and fixtures;

                  (v) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

                  (vi) all instruments, including, without limitation, all promissory notes;

                  (vii) all documents;

                  (viii) all deposit accounts;

                  (ix) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

                  (x) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (D) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (xi) all (A) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (B) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

                  (xii) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

                  (xiii) to the extent not otherwise described above, all Receivables;

                  (xiv) all Records; and

                  (xv) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

            (b) Notwithstanding anything to the contrary contained in Section 5.1(a) above, the types or items of Collateral described in such Section shall not include the portion of the Capital Stock of any Foreign Subsidiary that is a "controlled foreign corporation" (as such term is defined in Section 957(a) of the Code or a successor provision thereof) in excess of sixty-five (65%) percent of the voting power of all classes of Capital Stock of such issuer entitled to vote (within the meaning of Treasury Regulation Section 1.956-2) which is so owned by any Borrower or Guarantor, or (ii) the last day of the term of any lease or sub-lease, oral or written, or any agreement therefore, now held or hereafter acquired by any Borrower or Guarantor, but upon the sale of the leasehold interest of any part thereof of such Person shall stand possessed of such last day in trust to assign the same as the Agent shall direct.

      5.2 Perfection of Security Interests.

            (a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the assets and properties actually constituting Collateral and it shall not render the financing statement ineffective or otherwise affect the financing statement as it applies to any of the assets or properties constituting Collateral. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, without the prior written consent of Agent.

            (b) Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent (or, if the Working Capital Loan Termination Date has not occurred, to Working Capital Agent, with copies to Agent), all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. Subject to the terms of the Term Loan Intercreditor Agreement, at Agent's option, each Borrower and Guarantor shall, or Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Ableco Finance LLC and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

            (c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Agent thereof in writing. Subject to the terms of the Term Loan Intercreditor Agreement, promptly upon Agent's request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent (or, if the Working Capital Loan Termination Date has not occurred, Working Capital Agent) control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

            (d) Each Borrower and Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and
(iii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Agent may specify and subject to the terms of the Term Loan Intercreditor Agreement either (A) deliver to Agent (or if the Working Capital Loan Agreement has not been terminated, to Working Capital Agent, with a copy to Agent) a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Agent (or if the Working Capital Loan Agreement has not been terminated, Working Capital Agent) to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's or Guarantor's salaried employees.

            (e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                  (i) In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent (or if the Working Capital Loan Agreement has not been terminated, to Working Capital Agent, with copies to Agent), accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify; provided, that, if such certificated securities constitute shares of Capital Stock of a Foreign Subsidiary constituting a "controlled foreign corporation" (as such term is defined in Section 957(a) of the Code or a successor provision thereof), then such Borrower or Guarantor shall not be required to endorse, assign or deliver to Agent those certificates representing the number of shares of the issuer thereof exceeding sixty-five (65%) percent of the voting power of all classes of Capital Stock of such issuer entitled to vote which is owned by any Borrower or Guarantor. If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Agent thereof and shall as Agent may request and subject to the terms of the Term Loan Intercreditor Agreement, cause the issuer to agree to comply with instructions from Agent (or, if the Working Capital Loan Termination Date has not occurred, Working Capital Agent) as to such securities, without further consent of any Borrower or Guarantor or such nominee.

                  (ii) Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days' prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Agent may request and subject to the terms of the Term Loan Intercreditor Agreement either (i) execute and deliver, and cause to be executed and delivered to Agent (or if the Working Capital Loan Agreement has not been terminated to Working Capital Agent, with a copy to Agent), an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (ii) arrange for Agent (or if the Working Capital Loan Agreement has not been terminated, Working Capital Agent) to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

            (f) Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Such Borrower or Guarantor shall immediately, as Agent may specify and subject to the terms of the Term Loan Intercreditor Agreement, either (i) deliver, or cause to be delivered to Agent (or if the Working Capital Loan Agreement has not been terminated to Working Capital Agent, with a copy to Agent), with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent (or, if the Working Capital Loan Termination Date has not occurred, Working Capital Agent) by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent (or, if the Working Capital Loan Termination Date has not occurred, Working Capital Agent) or as Agent (or, if the Working Capital Loan Termination Date has not occurred, Working Capital Agent) may otherwise direct or (ii) cause Agent (or if the Working Capital Loan Termination Date has not occurred, Working Capital Agent) to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

            (g) Borrowers and Guarantors do not have any commercial tort claims against third parties as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

            (h) Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except (i) as set forth in the Information Certificate,
(ii) goods located in the United States in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods and (iii) Pledged

Securities (as defined in the Pledge Agreement dated as of the date hereof, made by the Borrowers in favor of the Agent) or other items of Collateral in the possession of the Working Capital Agent. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrowers and Guarantors shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

            (i) Borrowers and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority (subject only to the prior liens of the Working Capital Agent thereon) of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral (subject to the terms of the Term Loan Intercreditor Agreement), including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, PPSA or other applicable law, to the extent, if any, that any Borrower's or Guarantor's signature thereon is required therefor,
(ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States or Canada as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, and (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC, PPSA or by other law, as applicable in any relevant jurisdiction.

SECTION 6. COLLECTION AND ADMINISTRATION

      6.1 Borrowers' Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) the Loan and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

      6.2 Statements. Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within forty-five (45) days after the date such statement has been received by Parent. Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

      6.3 Collection of Accounts. Borrowers shall comply with all terms and provisions of the Working Capital Loan Agreement (or any successor or replacement agreement acceptable to Agent) with respect to the cash management of Borrowers; provided that, if the Working Capital Loan Agreement shall have been terminated and Borrowers shall not have entered into a successor or replacement agreement acceptable to Agent, then Borrowers shall enter into control agreements, lockbox agreements and other similar agreements in form and substance reasonably satisfactory to Agent.

      6.4 Payments.

            (a) All Obligations shall be payable to the Agent Payment Account or such other place as Agent may designate from time to time. Subject to the terms and conditions contained herein and subject to the terms and conditions of the Term Loan Intercreditor Agreement, Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from any Borrower or Guarantor; second, to pay interest due in respect of the Loan (and including any Special Agent Advances); third, to pay or prepay principal in respect of Special Agent Advances; fourth, to pay principal due in respect of the Loan; and fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines or to be held as cash collateral in connection with any other contingent Obligations.

            (b) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent as and when the same become due and payable in accordance with the terms hereof. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers and Guarantors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

      6.5 Taxes.

            (a) Any and all payments by or on account of any of the Obligations shall be made free and clear of and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, charges, withholdings, liabilities, restrictions or conditions of any kind, excluding (i) in the case of each Lender and

Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Financing Agreements under laws (including any statute, treaty or regulation) in effect on the date hereof (or, in the case of an Eligible Transferee, the date of the Assignment and Acceptance) applicable to such Lender or Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the date hereof (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such present or future non-excluded taxes, levies, imposts, fees, deductions, charges, withholdings and all interest, penalties, additions to tax or other liabilities being hereinafter referred to as "Taxes").

            (b) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any of the other Financing Agreements shall, upon a Borrower's reasonable request, deliver to such Borrower such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding (but only if such Foreign Lender is legally entitled to do so). Without limiting the generality of the foregoing, each Foreign Lender agrees to deliver to Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 13.7 hereof (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Foreign Lender, one accurate and complete original signed copy of Internal Revenue Service Form W-8 BEN, W-8 ECI or W-8 IMY, as applicable (or successor forms) certifying such Foreign Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made hereunder or under the Financing Agreements. In the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, such Lender hereby represents and warrants that such Foreign Lender is not (i) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (ii) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (iii) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code, and such Foreign Lender agrees that it shall promptly notify the Agent in the event any such representation is no longer accurate and will deliver such forms as may be reasonably requested by Administrative Borrower in order to confirm or establish the continued entitlement of such Foreign Lender to any such exemption from or reduction in United States withholding tax with respect to payments hereunder or under the other Financing Agreements. Notwithstanding anything to the contrary contained in Section 6.5(a) hereof, (A) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Foreign Lender to the extent attributable to the failure of such Foreign Lender to provide U.S. Internal Revenue Service Forms claiming exemption from such deduction or withholding in accordance with this Section 6.5(b) and (B) the Borrowers shall not be obligated pursuant to this Section 6.5 to gross-up payments to be made to a Foreign Lender in respect of taxes imposed by the United States if such Foreign Lender has not provided to the Agent and Borrowers (to the extent requested by Borrowers pursuant to the first sentence of this Section 6.5(b)) the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 6.5(b). Each Lender that is not a Foreign Lender agrees to deliver to Agent on or prior to the date hereof, or in the case of any such Lender that is an assignee or transferee of an interest under the Financing Agreements pursuant to Section 13.7 hereof (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, two accurate and complete original signed copies of Internal Revenue Service Form W-9 or such other documentation prescribed by law certifying that such Lender is not subject to backup withholding.

            (c) If any Taxes shall be required by law to be deducted from or in respect of any sum payable in respect of the Obligations to any Lender or Agent
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.5), such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Borrower or Guarantor shall make such deductions, (iii) the relevant Borrower or Guarantor shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (iv) the relevant Borrower or Guarantor shall deliver to Agent evidence of such payment.

            (d) In addition, each Borrower and Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made hereunder or under any of the other Financing Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements (collectively, "Other Taxes").

            (e) Each Borrower and Guarantor shall indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.5) paid by such Lender or Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Lender or Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to Administrative Borrower by a Lender (with a copy to Agent) or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If an Agent or Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes for which Agent or such Lender has received payment from a Borrower or Guarantor hereunder, Agent or such Lender, as the case may be, shall credit to the loan account of the applicable Borrower a portion of such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower or Guarantor, as applicable, under this Section 6.5 with respect to Taxes or Other Taxes giving rise to such refund) that Agent or Lender determines in good faith will leave it, after such reimbursement, in no worse position than it would have been in if the payment by such Borrower or Guarantor, whichever is applicable, had not been required (taking into account all out-of-pocket expenses of the Agent or

Lender (or Transferee) and any taxes on such refund); provided that the applicable Borrower or Guarantor, upon the request of such Agent or Lender (or Transferee), agrees to repay the amount paid over to the Borrower or Guarantor (plus penalties or interest) to such Agent or Lender (or Transferee) in the event such Agent or Lender (or Transferee) is required to repay such refund to the applicable taxation authority.

            (f) As soon as practicable after any payment of Taxes or Other Taxes by any Borrower or Guarantor, such Borrower or Guarantor shall furnish to Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

            (g) Without prejudice to the survival of any other agreements of any Borrower or Guarantor hereunder or under any of the other Financing Agreements, the agreements and obligations of such Borrower or Guarantor contained in this
Section 6.5 shall survive the termination of this Agreement and the payment in full of the Obligations.

            (h) Any Lender claiming any additional amounts payable pursuant to this Section 6.5 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender; provided, that, such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in good faith to be material; provided further that such efforts shall not, in the sole determination of any Lender, (i) require such Lender to disclose any information such Lender deems confidential and (ii) be otherwise disadvantageous to such Lender.

      6.6 [Intentionally Omitted].

      6.7 Use of Proceeds. Borrowers shall use the proceeds of the Loan hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Agent on or about the date hereof, (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements and (c) general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loan to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

      6.8 Appointment of Administrative Borrower as Agent for Requesting the Loan and Receipts of Loan and Statements.

            (a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent and attorney-in-fact to request and receive the Loan pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loan to such bank account of

Administrative Borrower or a Borrower or otherwise make the Loan to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. Notwithstanding anything to the contrary contained herein, Agent may require that the Loan to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

            (b) Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this
Section 6.8. Administrative Borrower shall ensure that the disbursement of the Loan to Borrowers requested by or paid to or for the account of Borrowers, shall be paid to or for the account of such Borrower.

            (c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

            (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

            (e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Agent.

      6.9 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement or as otherwise agreed by Lenders: (a) the making and conversion of the Loan shall be made among the Lenders based on their respective Pro Rata Shares as to the Loan and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

      6.10 Sharing of Payments, Etc.

            (a) Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in US Dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Administrative Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

            (b) If any Lender (including Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on the Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loan or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the portion of the Loan or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation.

            (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      6.11 Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

      7.1 Collateral Reporting.

            (a) Borrowers shall provide Agent with the following documents in a form satisfactory to Agent, provided, that, if such documents are provided to the Working Capital

Agent as well, such documents shall be provided to Agent in the same form as provided to Working Capital Agent:

                  (i) as soon as possible after the end of each month (but in any event within fifteen (15) Business Days after the end thereof), on a monthly basis or more frequently as Agent may reasonably request, a borrowing base certificate (in the form delivered to the Working Capital Agent setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding month); and

                  (ii) such other reports as to the Collateral as Agent shall request from time to time.

            (b) If any Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, subject to the terms of the Term Loan Intercreditor Agreement, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

      7.2 Accounts Covenants.

            (a) Borrowers shall notify Agent promptly of: (i) any material delay in any Borrower's performance of any of its material obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof and (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any account debtor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of a Borrower's or Guarantor's business and except as set forth in the schedules delivered to Agent pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall be entitled to settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor in their sole and absolute discretion. Subject to the terms of the Term Loan Intercreditor Agreement, at any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

            (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower's business, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (c) Agent shall have the right at any time or times after the termination of the Working Capital Loan Agreement, but subject to reasonable intervals consistent with Agent's customary practices, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise. Agent shall report to Administrative Borrower, at Administrative Borrower's request, from time to time in connection with any contacts with material customers of any Borrower, after the making of such contacts by or on behalf of Agent.

      7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's or Guarantor's cost therefor and daily withdrawals therefrom and additions thereto;
(b) Borrowers and Guarantors shall conduct a physical count of their Inventory at least once each year or provide inventory cycle count data in form and substance satisfactory to Agent at least once each year with respect to those of their locations at which physical counts are not otherwise conducted (but at any time or times as Agent may request on or after an Event of Default, Borrowers and Guarantors shall conduct a physical count of the Inventory), and promptly following such physical inventory and/or provision of cycle count data in form and substance satisfactory to Agent, shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such physical count and/or cycle count data; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent's request, Borrowers shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and (i) Borrowers and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Administrative Borrower to Agent pursuant to
Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

      7.4 Valuations; Equipment and Real Property Covenants. Upon Agent's request, Borrowers and Guarantors shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment and/or the Real Property at any time subject to a Mortgage in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely. With respect to the Equipment and Real Property: (a) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrowers and Guarantors shall use the Equipment and Real Property with reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (d) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except for the sale or other disposition of Equipment in accordance with the terms of this Agreement and except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; (e) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property; and (f) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

      7.5 Power of Attorney. Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's and Guarantor's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's, Guarantor's or Agent's name, subject to the terms of the Term Loan Intercreditor Agreement, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's or Guarantor's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's or Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill such Borrower's or Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time on or after a Cash Dominion Event and for so long as the same is continuing to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender and (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, and (c) at any time to (i) endorse such Borrower's or Guarantor's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (ii) endorse such

Borrower's or Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (iii) sign such Borrower's or Guarantor's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

      7.6 Right to Cure. Agent may, at its option, upon notice to Administrative Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      7.7 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower's and Guarantor's premises during normal business hours and after notice to Parent, or at any time and without notice to Administrative Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's and Guarantor's books and records, including the Records, and (b) each Borrower and Guarantor (or Administrative Borrower on behalf of each Borrower and Guarantor) shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent's designee may use during normal business hours such of any Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing (subject to the terms of the Term Loan Intercreditor Agreement) for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

      Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement):

      8.1 Corporate Existence, Power and Authority. Each Borrower and Guarantor is a corporation or limited liability company, as the case may be, duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation or limited liability company, as the case may be, and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower's and Guarantor's organizational powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor, except for liens in favor of Agent and Working Capital Agent. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

      8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

            (a) The exact legal name of each Borrower and Guarantor as of the date hereof is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower or Guarantor has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, in each case except as set forth in the Information Certificate.

            (b) Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor.

            (c) As of the date hereof, the chief executive office and mailing address of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section
9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

      8.3 Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor (or Administrative Borrower on behalf of each Borrower and Guarantor) to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement. The projections dated November 9, 2005 for the fiscal years ending 2006 through 2010 that have been delivered to Agent or any projections hereafter delivered to Agent have been prepared in light of the past operations of the businesses of Borrowers and Guarantors and are based upon estimates and assumptions stated therein, all of which Borrowers and Guarantors have determined to be reasonable and fair in light of the then current conditions and current facts and reflect the good faith and reasonable estimates of Borrowers and Guarantors of the future financial performance of Parent and its Subsidiaries and of the other information projected therein for the periods set forth therein.

      8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

      8.5 Tax Returns.

            (a) Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal,

State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

            (b) None of Borrowers, Guarantors or any of their Affiliates has at any time (i) utilized any loan proceeds or other financial accommodations under the credit facility with Existing Lenders, in connection with or for the benefit of any of their operations, assets or activities in Canada and (ii), whether in a tax return, report, declaration or otherwise, asserted or claimed a right or entitlement to a tax deduction, credit or similar benefit in respect of interest accrued or accruing under the credit facility with Existing Lenders or the transactions contemplated thereby, arising out of, in connection with or related to any operations, assets or activities in Canada of Borrowers, Guarantors or any of their Affiliates.

      8.6 Litigation. Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against or affecting any Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower or Guarantor has or could reasonably be expected to have a Material Adverse Effect.

      8.7 Compliance with Other Agreements and Applicable Laws.

            (a) Borrowers and Guarantors are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrowers and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws, other than de minimus non-compliance that could not reasonably be expected to have a Material Adverse Effect.

            (b) Borrowers and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of any Borrower's or Guarantor's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

      8.8 Environmental Compliance.

            (a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any

Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or Permit, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all material respects with all Environmental Laws and all Permits.

            (b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Borrower's or Guarantor's knowledge threatened, with respect to any non compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect any Borrower or Guarantor or its or their business, operations or assets or any properties at which such Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials.

            (c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

            (d) Borrowers, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

      8.9 Employee Benefits.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower's or Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending, or to the best of any Borrower's or Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction (for which an exemption has not been obtained or with respect to which transaction an exemption does not automatically apply) or violation of the fiduciary responsibility rules with respect to any Plan.

            (c) Except as set forth on Schedule 8.9(c) to the Information Certificate, (i) no ERISA Event has occurred or is reasonably expected to occur;
(ii) based on the latest valuation of each Pension Plan and on the actuarial methods and assumptions employed for such valuation (determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code), the aggregate current value of accumulated benefit liabilities of such Pension Plan under Section 4001(a)(16) of ERISA does not exceed the aggregate current value of the assets of such Pension Plan; (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 in excess of $1,500,000 or under 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

      8.10 Bank Accounts. As of the date hereof, all of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on
Schedule 8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

      8.11 Intellectual Property. Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or any similar office or agency in the United States or Canada, any State, Province or Territory thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in
Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of any Borrower's and Guarantor's knowledge, (a) no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and (b) no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement").

      8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

            (a) As of the date hereof, each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.

            (b) Except as set forth on Schedule 8.12 to the Information Certificate, as of the date hereof, each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

            (c) The issued and outstanding shares of Capital Stock of each Borrower and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof.

            (d) After giving effect to the consummation of the transactions contemplated by this Agreement, the other Financing Agreements and the Working Capital Lender Agreements, each Borrower and Guarantor is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and Working Capital Agent and the other transaction contemplated hereunder.

      8.13 Labor Disputes.

            (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

            (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower's or Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against any Borrower or Guarantor.

      8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Domestic Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Domestic Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Domestic Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

      8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof. Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

      8.16 Payable Practices. Each Borrower and Guarantor have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

      8.17 Interrelated Businesses. Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Borrowers and Guarantors render services to or for the benefit of the other Borrowers and/or Guarantors, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors (including inter alia, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors). Borrowers have a central merchandising group that purchases substantially all of the Inventory on behalf of all Borrowers. Borrowers and Guarantors have centralized legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors.

      8.18 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

      8.19 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties remain true and accurate on and as of such earlier date) and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

      Except as Agent and such Lenders whose consent is required pursuant to the terms of this Agreement may otherwise agree in writing:

      9.1 Maintenance of Existence.

            (a) Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate or limited liability existence, as the case may be, and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, except as to any Guarantor other than Parent as permitted in Section 9.7 hereto.

            (b) No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Administrative Borrower of such proposed change in its limited liability company or corporate name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation or other organizational document of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

            (c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days' prior written notice from Administrative Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. Without the prior written consent of Agent no Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

      9.2 New Collateral Locations. Each Borrower and Guarantor may only open any new location within the continental United States provided such Borrower or Guarantor (a) gives Agent fifteen (15) days' prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

      9.3 Compliance with Laws, Regulations, Etc.

            (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority.

            (b) Borrowers and Guarantors shall give written notice to Agent promptly upon any Borrower's or Guarantor's receipt of any notice of, or any Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Agent. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

            (c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any non compliance, with any Environmental Law, Borrowers shall, at Agent's request and Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

            (d) Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans, except for any such losses, claims, damages, liabilities, costs or expenses which are solely the result of the gross negligence or willful misconduct of Agent or any Lender, as determined pursuant to a final, non-appealable judgment of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

      9.4 Payment of Taxes and Claims.

            (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP.

            (b) None of Borrowers, Guarantors or any of their Affiliates shall at any time (i) utilize the Loan in connection with or for the benefit of any of their operations, assts or activities in Canada, or (ii), whether in a tax return, report, declaration or otherwise, assert or claim a right or entitlement to a tax deduction, credit or similar benefit in respect of interest accrued or accruing under the Financing Agreements or the transactions contemplated thereby, arising out of, in connection with or related to any operations, assets or activities in Canada of Borrowers, Guarantors or their Affiliates.

      9.5 Insurance. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days' prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Agent to be named as a loss payee, an additional insured and mortgagee as its interests may appear (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent (or to the Working Capital Agent, as the case may be) as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Agent or Lenders and subject to the terms of the Term Loan Intercreditor Agreement, any and all insurance proceeds received at any time may be applied to payment of the Obligations and the Working Capital Debt, whether or not then due, in any order and in such manner as Agent may determine.

      9.6 Financial Statements and Other Information.

            (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrower shall notify the auditors and accountants of Borrowers and Guarantors that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to Agent, the following:

                  (i) within thirty (30) days after the end of the fiscal months of Parent and Subsidiaries ending as of the last day each of May, June, August, September, November and December of each year, monthly unaudited consolidated financial statements (including a schedule of capital expenditures, balance sheets, statements of income and loss and statements of shareholder's equity) and unaudited consolidating financial statements (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer or treasurer of Parent, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors were in compliance with the covenant set forth in Section 9.17 of this Agreement for such month,

                  (ii) on or before (A) April 30, 2006 with respect to the fiscal month of Parent and its Subsidiaries ending on February 28, 2006, (B) May 15, 2006, with respect to the fiscal month of Parent and its Subsidiaries ending on March 31, 2006, and (C) the date which is thirty-five (35) days after the end of the fiscal months of Parent and its Subsidiaries ending as of the last day of each of February and March, 2007 and as of the last day of each of February and March thereafter, monthly unaudited consolidated financial statements (including a schedule of capital expenditures, balance sheets, statements of income and loss and statements of shareholders' equity) and unaudited consolidating financial statements (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer or vice president, treasurer of Parent, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors were in compliance with the covenant set forth in Section 9.17 of this Agreement for such month, and

                  (iii) within forty-five (45) days after the end of each fiscal quarter, except as to such fiscal quarter which is also the end of the fiscal year of Parent and its Subsidiaries, (A) quarterly unaudited consolidated financial statements (including a schedule of capital expenditures, balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity) and unaudited consolidating financial statements (including in each case balance sheets and statements of income and loss) all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal quarter and (B) with respect to the last month of such fiscal quarter, unaudited statements of income and loss, prepared on a consolidated and consolidating basis, for such month, in each case, certified to be correct by the chief financial officer or treasurer of Parent, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such quarter, whether Borrowers and Guarantors were in compliance with the covenants set forth in Section 9.17 of this Agreement for such quarter, and

                  (iv) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity) of Parent and its Subsidiaries (including in each case balance sheets and statements of income and loss), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Administrative Borrower and reasonably acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended, and

                  (v) at such time as available, but in no event later than thirty (30) days after the first day of each fiscal year (commencing with the fiscal year of Borrowers ending January 31, 2007), projected consolidated financial statements (including in each case, forecasted balance sheets and statements of income and loss, statements of cash flow, and statements of shareholders' equity) of Parent and its Subsidiaries for such fiscal year, all in reasonable detail, and in a format consistent with the projections delivered by Borrowers to Agent prior to the date hereof, together with such supporting information as Agent may reasonably request. Such projected financial statements shall be prepared on a quarterly basis for the next succeeding year. Such projections shall represent the reasonable best estimate by Borrowers and Guarantors of the future financial performance of Parent and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers and Guarantors believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements). Each year Borrowers shall provide to Agent a semi-annual update with respect to such projections or at any time a Default or Event of Default exists or has occurred and is continuing, more frequently as Agent may require.

            (b) Borrowers and Guarantors shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $750,000 or which if adversely determined would result in any material adverse change in any Borrower's or Guarantor's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $750,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

            (c) Promptly after the sending or filing thereof, Borrowers shall send to Agent copies of (i) all reports which Parent or any of its Subsidiaries sends to its security holders generally, (ii) all reports and registration statements which Parent or any of its Subsidiaries files with the Securities Exchange Commission, any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and such other reports as Agent may hereafter specifically identify to Administrative Borrower that Agent will require be provided to Agent, (iii) all press releases and (iv) all other statements concerning material changes or developments in the business of a Borrower or Guarantor made available by any Borrower or Guarantor to the public.

            (d) Borrowers and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers' expense, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

      9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly:

            (a) merge into or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except that any Domestic Subsidiary (other than a Borrower) may merge with and into or consolidate with any other Domestic Subsidiary of Parent (other than a Borrower) and any Foreign Subsidiary may merge with and into or consolidate with any other Foreign Subsidiary; provided, that, each of the following conditions is satisfied as determined by Agent: (A) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (B) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (C) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (D) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), and (E) in the case of a Domestic Subsidiary, to the extent it is a Guarantor, the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Agent, and Borrowers and Guarantors shall execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith,

            (b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

                  (i) sales of Inventory in the ordinary course of business,

                  (ii) the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor) so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of (A) $750,000 for all such Equipment disposed of in any fiscal year of Borrowers or (B) $2,000,000 for all such Equipment disposed of after the date hereof, or as Agent may otherwise agree,

                  (iii) the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive the Loan or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (D) except as Agent may otherwise agree in writing, and subject to the terms of the Term Loan Intercreditor Agreement, all of the net cash proceeds of the sale and issuance of such Capital Stock shall be paid and applied in accordance with the terms of Sections 2.3 and 6.4 hereof and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

                  (iv) the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by such Borrower or Guarantor (but not the conversion of Convertible Notes pursuant to and in accordance with Convertible Note Indenture as in effect on the date hereof), which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive the Loan or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, and (D) except as Agent may otherwise agree in writing, and subject to the terms of the Term Loan Intercreditor Agreement, if as of the date of such issuance and sale or after giving effect thereto, a Cash Dominion Event has occurred and is continuing, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations in accordance with the terms of Sections 2.3 and 6.4 hereof,

                  (v) the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants; provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

                  (vi) the issuance of authorized but unissued treasury shares of Capital Stock of Parent in favor of employees of Borrowers and Guarantors having an aggregate value for all such treasury shares of Capital Stock so issued in any fiscal year of Borrowers and Guarantors not to exceed $500,000, in lieu of cash compensation otherwise payable to such employees, and

                  (vii) the sale by Parent for cash and in an arm's-length transaction of its right, title and interest in and to its fee simple interest in the improved Real Property commonly known as "#2 Plant" located in Leola, Pennsylvania; provided, that, (A) the Net Cash Proceeds in respect of the sale of such Real Property shall be remitted to Agent upon the consummation of such sale for application by Agent to the Obligations pursuant to and in accordance with the terms of this Agreement and (B) on the date of such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing.

            (c) wind up, liquidate or dissolve except that any Guarantor (other than Parent) may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Guarantor shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such

Guarantor shall be duly and validly transferred and assigned to a Borrower or another Guarantor, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent, Working Capital Agent and/or Wachovia as collateral agent for Lenders and Working Capital Lenders (and Agent shall have received such evidence thereof as Agent may require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets of such Guarantor to a Borrower, (iv) Agent shall have received all documents and agreements that any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution,
(v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Guarantor to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred; or

            (d) agree to do any of the foregoing.

      9.8 Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

            (a) the security interests and liens of Agent for itself and the benefit of Secured Parties and the rights of setoff of Secured Parties provided for herein or under applicable law;

            (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Domestic Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

            (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's, Guarantor's or Domestic Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Domestic Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

            (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Domestic Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

            (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

            (f) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

            (g) pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

            (h) liens arising from (i) operating leases and the precautionary UCC or PPSA financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC or PPSA financing statement filings in respect thereof;

            (i) the security interests in and liens upon the Collateral in favor of the Working Capital Agent to secure the Working Capital Debt to the extent permitted hereunder; provided, that, such security interests and liens in favor of the Working Capital Agent are and shall at all times be subject to the terms of the Term Loan Intercreditor Agreement;

            (j) the security interests and liens securing Refinancing Indebtedness to the extent permitted under Sections 9.9(j) and 9.9(k) hereof;

            (k) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that,
(i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor and (iii) a stay of enforcement of any such liens is in effect; and

            (l) the security interests and liens set forth on Schedule 8.4 to the Information Certificate.

      9.9 Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

            (a) the Obligations;

            (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $4,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Domestic Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

            (c) guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers or Guarantors in favor of Agent for the benefit of Secured Parties;

            (d) the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor arising after the date hereof pursuant to loans by any Borrower or Guarantor permitted under Section 9.10(b) hereof;

            (e) Indebtedness of any Borrower or Guarantor entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that, (i) such arrangements are not for speculative purposes, (ii) such Indebtedness shall be unsecured, except to the extent secured by pledges or deposits of cash as permitted under Section 9.8 hereof and (iii) the terms and amounts of such Indebtedness shall be substantially similar to those in effect under Hedge Agreements as of the date hereof, or otherwise shall be reasonably acceptable to Agent;

            (f) (i) Indebtedness of any Foreign Subsidiary arising after the date hereof; provided, that, (A) as to any such Indebtedness, no Borrower or Guarantor shall (except as provided in subclause (ii) of this clause (f)) be directly or indirectly liable (by virtue of such Borrower or Guarantor being the primary obligor on, guarantor of, or otherwise liable in any respect of such Indebtedness), and (B) any default by a Foreign Subsidiary in respect of such Indebtedness shall not constitute a default in respect of any Indebtedness of a Borrower or Guarantor; and (ii) Indebtedness in the form of unsecured guarantees by Borrowers of Indebtedness of Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed the lesser of (A) the US Dollar Equivalent of US$1,000,000 and (B) the amount equal to the US Dollar Equivalent of US$1,000,000 minus the aggregate outstanding amount of loans and advances by Borrowers and Guarantors to Foreign Subsidiaries pursuant to Section 1.93(f) hereof;

            (g) unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor); provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days' prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in accordance with the terms of Section 2.3 hereof, except as the Term Loan Intercreditor Agreement may otherwise provide, (v) in no event shall the aggregate principal amount of such Indebtedness incurred during the term of this Agreement exceed $2,000,000, (vi) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vii) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (viii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

            (h) Indebtedness of Borrowers and Guarantors to the Working Capital Agent and Working Capital Lenders party to the Working Capital Loan Agreement evidenced by or arising under the Working Capital Lender Agreements (as in effect on the date hereof and as amended in accordance with the provisions of this Agreement); provided, that:

                  (i) the principal amount of such Indebtedness shall not exceed the lesser of (i) $75,000,000 less the aggregate amount of all permanent reductions of the revolving credit commitments of the Working Capital Lenders under the Working Capital Loan Agreement and (ii) 110% of the Borrowing Base,

                  (ii) as of the date hereof, no event of default, or event which with notice or passage of time or both would constitute an event of default exists, or has occurred and is continuing under the Working Capital Lender Agreements,

                  (iii) Agent shall have received true, correct and complete copies of all of the Working Capital Lender Agreements, as duly authorized, executed and delivered by the parties thereto, which shall be in form and substance satisfactory to Agent,

                  (iv) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change any of the terms of such Indebtedness or any of the Working

Capital Lender Agreements as in effect on the date hereof, except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so long as any such amendment, modification, alternation or change does not result in terms that are more burdensome or restrictive than the terms of such Indebtedness as in effect on the date hereof as determined by Agent in good faith or (B) refinance, replace, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except with proceeds of Refinancing Indebtedness with respect thereto permitted under Section 9.9(l) below, and

                  (v) Borrowers and Guarantors shall furnish to Agent all notices of default or demands for payment in connection with such Indebtedness either received by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all such notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

            (i) Indebtedness of any Borrowers evidenced by or arising under the Convertible Note Indenture as in effect on the date hereof, provided, that:

                  (i) the aggregate principal amount of such Indebtedness shall not exceed $75,000,000, less the aggregate amount of all repayments, repurchases or redemptions thereof from and after such date, whether optional or mandatory, plus interest thereon at the applicable rates provided in the Convertible Note Indenture in effect on the date hereof;

                  (ii) such Indebtedness is and shall remain unsecured;

                  (iii) Agent shall have received a true, correct and complete copy of the Convertible Note Indenture as in effect on the day hereof;

                  (iv) Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except, that, Borrowers may make regularly scheduled payments of interest and fees, on an unaccelerated basis, in respect of such Indebtedness in accordance with the terms of the Convertible Note Indenture as in effect on the date hereof;

            (j) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any of the material terms of such Indebtedness or of the Convertible Note Indenture as in effect on the date hereof, except, that, Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the Convertible Note Indenture as in effect on the date hereof, or (B) make optional prepayments of principal or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose;

            (k) Indebtedness of Datel arising under the GmbH Note as in effect on the date hereof; provided, that:

                  (i) the aggregate principal amount of such Indebtedness shall not exceed $2,144,000, less the aggregate amount of all repayments, repurchases or redemptions in respect of the GmbH Note, whether optional or mandatory, plus interest thereon at the applicable rate provided thereunder in effect on the date hereof;

                  (ii) Agent shall have received a true, correct and complete copy of the GmbH Note as in effect on the date hereof;

                  (iii) such Indebtedness is and shall be and remain unsecured and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full of all Obligations pursuant to the GmbH Subordination Agreement;

                  (iv) Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness;

                  (v) Borrowers shall not , directly or indirectly, (A) amend, modify, alter or change any of the material terms of such Indebtedness or of the GmbH Note as in effect on the date hereof, except, that, Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the GmbH Note as in effect on the date hereof, or (B) make optional prepayments of principal or interest or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; and

                  (vi) Borrowers and Guarantors shall furnish to Agent all notices of default or demands for payment in connection with such Indebtedness either received by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all such notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be.

            (l) Indebtedness of Datel arising under the KK Notes, each as in effect on the date hereof; provided, that:

                  (i) the aggregate principal amount of such Indebtedness shall not exceed $1,400,000, less the aggregate amount of all repayments, repurchases or redemptions in respect of the KK Notes, whether optional or mandatory, plus interest thereon at the applicable rate provided thereunder in effect on the date hereof;

                  (ii) Agent shall have received a true, correct and complete copy of each KK Note as in effect on the date hereof;

                  (iii) such Indebtedness is and shall be and remain unsecured and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full of all Obligations pursuant to the KK Subordination Agreement;

                  (iv) Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness;

                  (v) Borrowers shall not , directly or indirectly, (A) amend, modify, alter or change any of the material terms of such Indebtedness or of the KK Notes, each as in effect on the date hereof, except, that, Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the KK Notes, each as in effect on the date hereof, or (B) make optional prepayments of principal or interest or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose;

                  (vi) Borrowers and Guarantors shall furnish to Agent all notices of default or demands for payment in connection with such Indebtedness either received by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all such notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be; and

            (m) Indebtedness of any Borrower or Guarantor arising after the date hereof issued in exchange for, or the proceeds of which are used to refinance, replace or substitute for Indebtedness permitted under Sections 9.9(b), 9.9(g), 9.9(h) and 9.9(i) hereof (the "Refinancing Indebtedness"); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied:

                  (i) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may reasonably request,

                  (ii) promptly upon Agent's request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto,

                  (iii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, or substituted for,

                  (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least as subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced or substituted for,

                  (v) the Refinancing Indebtedness shall not include terms and conditions with respect to any Borrower or Guarantor which are more burdensome or restrictive in any material respect than those included in the Indebtedness so extended, refinanced, replaced or substituted for,

                  (vi) such Indebtedness incurred by any Borrower or Guarantor shall be at rates and with fees or other charges that are commercially reasonable,

                  (vii) as of the date of incurring such Indebtedness and after giving effect to such Indebtedness, no Default or Event of Default shall exist or have occurred,

                  (viii) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of refinancing fees and expenses incurred in connection therewith outstanding on the date of such event),

                  (ix) Borrowers and Guarantors may only make regularly scheduled payments of principal, interest and fees, if any, in respect of such Indebtedness to the extent such payments would have been permitted hereunder in respect of the Indebtedness so extended, refinanced, replaced or substituted for (and except as otherwise permitted below),

                  (x) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change any terms of the agreements with respect to such Refinancing Indebtedness, except that Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (other than with Refinancing Indebtedness to the extent permitted herein and to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for),

                  (xi) Borrowers and Guarantors shall furnish to Agent copies of all material notices or demands in connection with Indebtedness received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be; and

            (n) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof,
(ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

      9.10 Loans, Investments, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

            (a) Permitted Investments;

            (b) loans by a Borrower or Guarantor to another Borrower or Guarantor after the date hereof; provided, that,

                  (i) as to all of such loans, (A) within thirty (30) days after the end of each fiscal month, Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent (or if the Working Capital Loan Agreement has not been terminated, to Working Capital Agent, with copies to Agent) upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent, or Working Capital Agent, as applicable, may require, (C) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent, and (D) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

                  (ii) as to loans by a Guarantor to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, (B) promptly upon Agent's request, Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

            (c) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

      9.11 Restricted Payments. Each Borrower and Guarantor shall not, and shall not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

            (a) Parent may make Restricted Payments with respect to its Capital Stock payable solely in additional shares of its Capital Stock that satisfies the requirements for issuance of Capital Stock by Parent under Section 9.7(b)(iii) hereof;

            (b) Subsidiaries of Parent may make Restricted Payments to Parent;

            (c) Borrowers and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $250,000 and (v) Excess Availability shall have been not less than $30,000,000 for each of the thirty (30) consecutive days immediately prior to the date of any such repurchase and after giving effect to such repurchase, Excess Availability shall be not less than $30,000,000.

            (d) Parent may make Restricted Payments for the purpose of paying dividends and paying other distributions in respect of its Capital Stock or the repurchase of its Capital Stock, provided, that, each of the following conditions is satisfied as determined by Agent, (i) Administrative Borrower shall have provided to Agent not less than ten (10) Business Days' prior written notice (except in the case of the regularly scheduled quarterly dividend of Parent to the extent declared and payable on or about the dates historically declared and paid by Parent) of the intention of such Borrower or Guarantor to pay such dividends or other distributions or make such other repurchases (specifying the amount to be paid by Borrowers or Guarantors, (ii) such dividends, distributions or repurchases shall paid with funds legally available therefor, (iii) such dividends, distributions or repurchases shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, (iv) Excess Availability shall have been not less than $30,000,000 for each of the thirty (30) consecutive days immediately prior to the date of any such dividends, distributions or repurchases and after giving effect to the payment of such dividends, distributions or repurchases, Excess Availability shall be not less than $30,000,000, (v) the aggregate amount of such dividends, distributions or repurchases in any twelve (12) consecutive month period shall not exceed $1,750,000 (as increased by an amount not to exceed $400,000 in such twelve (12) consecutive month period equal to additional dividends, distributions or repurchases in respect of convertible Capital Stock of Parent converted at the election of the holders thereof to common Capital Stock of Parent) and (vi) as of the date of any such dividends, distributions or repurchases and after giving effect thereto, no Default or Event of Default shall exist or have occurred.

      9.12 Transactions with Affiliates. Each Borrower and Guarantor shall not, directly or indirectly:

            (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Guarantor's business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person; or

            (b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except:

                  (i) reasonable compensation and other employee benefits to officers, employees and directors for services rendered to such Borrower or Guarantor in the ordinary course of business,

                  (ii) payments by any such Borrower or Guarantor to Parent for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Parent on behalf of such Borrower or Guarantor, in the ordinary course of their respective businesses or as the same may be directly attributable to such Borrower or Guarantor and for the payment of taxes by or on behalf of Parent; and

                  (iii) Restricted Payments in respect of its Capital Stock pursuant to and in accordance with the terms of Section 9.11(d) hereof.

      9.13 Compliance with ERISA.

            (a) Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates to: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (iii) not terminate any Pension Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation;
(iv) not allow or suffer to exist any prohibited transaction involving any Plan or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (v) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (vi) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Pension

Plan; (vii) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or (viii) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

            (b) Borrowers and Guarantors shall cause the Canadian Pension Plans to be administered in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation. Each Borrower and Guarantor shall take all action in a timely fashion as required by all applicable laws, rules, regulations and orders of any Governmental Authority to eliminate any deficiencies thereunder. Borrowers and Guarantors shall deliver to Agent a copy of any order or notice from a Governmental Authority that related to a failure to make a contribution to a Canadian Pension Plan within the prescribed time period or the failure to file a Form 7 with the funding agent for such a plan within the prescribed time period. Borrowers and Guarantors shall not accept payment of any amount from the Canadian Pension Plan (other than amounts on account of expenses reasonably incurred in connection with the operations of such Canadian Pension Plan) without the prior written consent of Agent. Borrowers and Guarantors shall not voluntarily terminate, or cause to be terminated voluntarily, any of the Canadian Pension Plans, if such plan would have a solvency deficiency on termination. Borrowers and Guarantors shall promptly provide Agent with any documentation relating to the Canadian Pension Plans as Agent may reasonably request. Borrowers and Guarantors shall notify Agent within thirty (30) days of (i) the filing with a Governmental Authority of an actuarial report that discloses an increase in the liabilities of any Canadian Pension Plans that could reasonably be expected to have a Material Adverse Effect, (ii) the establishment of a new registered pension plan, (iii) commencing payment of contributions to the Canadian Pension Plan to which any Borrower or US Guarantor had not previously been contributing.

      9.14 End of Fiscal Years; Fiscal Quarters. Each Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on January 31 of each year and (b) fiscal quarters to end on April 30, July 31, October 31 and January 31 of each year.

      9.15 Change in Business. Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the date hereof; provided, that, as to those business lines specified in writing by Administrative Borrower to Agent prior to the date hereof, a Borrower or Guarantor, as the case may be, may, upon not less than sixty (60) days' prior written notice to Agent, discontinue or reduce any of such business lines.

      9.16 Limitation of Restrictions Affecting Subsidiaries. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Domestic Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement or the Working Capital Loan Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor,
(v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

      9.17 Financial Covenants. (a) Fixed Charge Coverage Ratio. At any time that Excess Availability is less than $15,000,000, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries (on a consolidated basis) for the last twelve (12) consecutive fiscal month period most recently ended for which Agent has received financial statements of Borrowers and Guarantors, shall be not less than 1.10:1.00.

            (b) Leverage Ratio. Borrowers and Guarantors shall not permit, as of the last day of each calendar month (commencing on January 31, 2006), the Leverage Ratio of Parent and its Subsidiaries (on a consolidated basis) to be more than (i) 3.50:1.00 as of the last day of any calendar month until October 31, 2006, and (ii) 3.00:1.00 as of the last day of any calendar month thereafter.

      9.18 License Agreements.

            (a) Each Borrower and Guarantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to
Section 9.18(b) below, such Borrower or Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower or Guarantor; provided, that, such Borrower or Guarantor (as the case may be) shall give Agent not less than thirty (30) days' prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by such Borrower or Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to

Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower or Guarantor in connection with any material License Agreement which relates to the right of such Borrower or Guarantor to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

            (b) Each Borrower and Guarantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that such Borrower or Guarantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of such Borrower or Guarantor to extend or renew any material License Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower or Guarantor, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

      9.19 Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans or the requesting or issuance, extension or renewal of any Letter of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 USC ss.1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079
(2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). None of Borrowers or any of their Subsidiaries or other Affiliates is or will become a "blocked person" as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

      9.20 Certain Other Real Property. At any time after the occurrence of a Cash Dominion Event and prior to a Cash Dominion Termination, Agent in its discretion may require that any Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, with respect to any Real Property and fixtures and other property of a Borrower or Guarantor of a kind and nature described in the Mortgages not otherwise pledged to Agent and/or Wachovia as collateral agent for Lenders and Agent Lenders, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property, fixtures and other property is located granting to Agent and/or Wachovia as collateral agent for Lenders and Working Capital Lenders a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except (a) for the Real Property secured by the Datel Mortgage, (b) as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgages or (c) as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in connection therewith.

      9.21 Additional Guaranties and Collateral Security. Each Borrower shall cause each Domestic Subsidiary of any Borrower not in existence on the date hereof, to execute and deliver to Agent (or, if the Working Capital Loan Termination Date has not occurred, Working Capital Agent) promptly and in any event within 20 days after the formation or acquisition thereof (i) a guaranty guaranteeing the Obligations, (ii) a security agreement, (iii) if such Domestic Subsidiary has any direct Subsidiaries, a pledge agreement together with (x) certificates evidencing all of the Capital Stock of any Subsidiary directly owned by such Domestic Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such consent of such directly owned Subsidiary as Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, and (iv) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority (subject to the prior lien of the Working Capital Agent) of or otherwise protect any lien purported to be covered by any such security agreement or pledge agreement or otherwise to effect the intent that such Domestic Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Financing Agreements and that all property and assets of such Domestic Subsidiary shall become Collateral for the Obligations. Notwithstanding any of the foregoing, if any of the Capital Stock of any direct Subsidiary owned by such Domestic Subsidiary constitutes shares of Capital Stock of a Foreign Subsidiary constituting a "controlled foreign corporation" (as such term is defined in Section 957(a) of the Code or a successor provision thereof), then such Domestic Subsidiary shall not be required to endorse, assign or deliver to Agent those certificates representing the number of shares of the issuer thereof exceeding sixty-five (65%) percent of voting power of all classes of Capital Stock of such issuer entitled to vote which is owned by such Domestic Subsidiary.

      9.22 Costs and Expenses. Borrowers and Guarantors shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, background checks, costs and expenses of remitting loan proceeds, together with Agent's customary charges and fees with respect thereto; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (e) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower's or Guarantor's operations, plus a per diem charge at Agent's then standard rate for Agent's examiners in the field and office (which rate as of the date hereof is $850 per person per day); and (f) the reasonable fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.

      9.23 Further Assurances. At the request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Loans and providing Letters of Credit contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letters of Credit until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

      10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

            (a) (i) any Borrower fails to pay any of the Obligations when due or
(ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, and 9.16 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or
(iii) any Borrower or Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

            (b) any representation, warranty or statement of fact made by any Borrower or Guarantor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

            (c) any Guarantor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

            (d) any judgment for the payment of money is rendered against any Borrower or Guarantor in excess of $500,000 in any one case or in excess of $1,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Guarantor or any of the Collateral having a value in excess of $1,000,000;

            (e) any Guarantor (being a natural person or a general partner of an Guarantor which is a partnership) dies or any Borrower or Guarantor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

            (f) any Borrower or Guarantor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer;

            (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Guarantor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or Guarantor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Guarantor or for all or any part of its property;

            (i) any default in respect of any Indebtedness of any Borrower or Guarantor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $300,000, which default continues for more than the applicable cure period, if any, with respect thereto or any default by any Borrower or Guarantor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

            (j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

            (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $1,500,000;

            (l) any Change of Control;

            (m) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Guarantor of which any Borrower, Guarantor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $500,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

            (n) a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any Lender or any other Person in respect of any Borrower or Guarantor or otherwise issued in respect of any Borrower or Guarantor involving an amount in excess of the US Dollar Equivalent of $1,000,000;

            (o) there shall be a material adverse change in the business, assets or prospects of any Borrower or Guarantor after the date hereof; or

            (p) there shall be an event of default under any of the other Financing Agreements.

      10.2 Remedies.

            (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other

Financing Agreements, the UCC, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Guarantor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Guarantor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Guarantor to collect the Obligations without prior recourse to the Collateral.

            (b) Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to Administrative Borrower, accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), and (ii) terminate the Agreement (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all obligations of the Agent or a Lender hereunder shall automatically terminate).

            (c) Without limiting the foregoing, and subject to the terms of the Term Loan Intercreditor Agreement, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower or Guarantor, at Borrowers' expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Guarantor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Guarantors and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days' prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Guarantors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Guarantor waives the posting of any bond which might otherwise be required.

            (d) Subject to the terms of the Term Loan Intercreditor Agreement, at any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of any Borrower or Guarantor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing and subject to the terms of the Term Loan Intercreditor Agreement, Agent may, in its discretion, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request and subject to the terms of the Intercreditor Agreement, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Guarantors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent's request and subject to the terms of the Intercreditor Agreement, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

            (e) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

            (f) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and Guarantor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Guarantor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Guarantor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

            (g) Subject to the terms of the Term Loan Intercreditor Agreement, at any time an Event of Default exists or has occurred and is continuing, Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due or may hold such proceeds as cash collateral for the Obligations. Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

            (h) Agent may seek the appointment of a receiver, receiver-manager or keeper (a "Receiver") to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed agent of the applicable Borrower or Guarantor and not

Agent and the Lenders, and Agent and the Lenders shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the applicable Borrower or Guarantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the applicable Borrower or Guarantor, enter upon, use and occupy all premises owned or occupied by the applicable Borrower or Guarantor wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the applicable Borrower's or Guarantor's business or as security for loans or advances to enable the Receiver to carry on the applicable Borrower's or Guarantor's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent. Every such Receiver may, in the discretion of Agent, be vested with all or any of the rights and powers of Agent and the Lenders. Agent may, either directly or through its nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

      11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

            (b) Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

            (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address, with a copy to its counsel, in each case as set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon any Borrower or Guarantor (or Administrative Borrower on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

            (d) BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS. EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Agent and Secured Parties shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and
Guarantor: (i) certifies that neither Agent, any Lender, nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Agreement and the other Financing Agreements.

      11.2 Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the

Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

      11.3 Amendments and Waivers.

            (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization or consent of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by any Borrower and such amendment, waiver, discharger or termination shall be effective and binding as to all Lenders only in the specific instance and for the specific purpose for which given; except that, no such amendment, waiver, discharge or termination shall:

                  (i) reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of the Loan, in each case without the consent of each Lender directly affected thereby,

                  (ii) release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,

                  (iii) reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of Lenders,

                  (iv) consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders, or

                  (v) amend, modify or waive any terms of this Section 11.3 hereof, without the consent of Agent and all of Lenders.

      (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      (c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a "Non-Consenting Lender"), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Ableco shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Ableco of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Ableco or such Eligible Transferee as Ableco may specify, such Non-Consenting Lender's portion of the Loan and all rights and interests of such Non-Consenting Lender pursuant thereto. Ableco shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Ableco, or such Eligible Transferee specified by Ableco, shall pay to the Non-Consenting Lender (except as Ableco and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loan held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee), minus
(iii) the amount of the closing fee received by the Non-Consenting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof. Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender.

            (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section. Notwithstanding anything to the contrary contained in
Section 11.3(a) above, (i) in the event that Agent shall agree that any items otherwise required to be delivered to Agent as a condition of the Loan hereunder may be delivered after the date hereof, Agent may, in its discretion, agree to extend the date for delivery of such items or take such other action as Agent may deem appropriate as a result of the failure to receive such items as Agent may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender and (ii) Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Borrower, Guarantor or any of their Subsidiaries and amend the terms hereof or of any of the other Financing Agreements as may be necessary or desirable to reflect any such change, in each case without the approval of any Lender.

      11.4 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      11.5 Indemnification. Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Agent and each Lender, and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      11.6 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the Exchange Rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Agent harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by

Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.

SECTION 12. THE AGENT

      12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Ableco to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Secured Parties for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Secured Parties for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

      12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

      12.3 Events of Default.

            (a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loan hereunder, unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.

            (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loan or other Obligations, as against any Borrower or Guarantor or any of the Collateral or other property of any Borrower or Guarantor.

      12.4 Ableco in Its Individual Capacity. With respect to its Commitment and portion of the Loan made by it (and any successor acting as Agent), so long as Ableco shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Ableco in its individual capacity as Lender hereunder. Ableco (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Ableco and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

      12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Guarantors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Guarantor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Guarantor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Guarantor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Guarantor that may come into the possession of Agent.

      12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

      12.8 [Intentionally Omitted].

      12.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Secured Parties.

      12.10 Field Audit, Examination Reports and Other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

            (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports"), appraisals with respect to the Collateral and financial statements with respect to Parent and its Subsidiaries received by Agent;

            (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers' and Guarantors' books and records, as well as on representations of Borrowers' and Guarantors' personnel; and

            (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

      12.11 Collateral Matters.

            (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loan hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loan and other Obligations; provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii) shall not exceed the amount equal to ten (10%) percent of the Maximum Credit, or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses. The Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to the Loan and shall be payable on demand. Each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to the Loan.

            (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $1,000,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

            (c) Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

            (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

            (e) Without limiting the generality of the foregoing, each Lender authorizes Agent to enter into the Term Loan Intercreditor Agreement on behalf of such Lender and agrees that it will be bound by the terms of the Term Loan Intercreditor Agreement, whether or not such Lenders executes the Term Loan Intercreditor Agreement.

      12.12 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

      12.13 Successor Agent. Agent may resign as Agent upon thirty (30) days' notice to Lenders and Parent. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Parent, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

      13.1 Term.

            (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on June 7, 2011 (the "Termination Date"). In addition, Borrowers may terminate this Agreement at any time upon ten
(10) days' prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon the Termination Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment (and including any contingent liability of Agent to any bank at which deposit accounts of Borrowers and Guarantors are maintained under any Deposit Account Control Agreement). Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, New York City time.

            (b) No termination of the Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

      13.2 Interpretative Provisions.

            (a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

            (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

            (c) All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

            (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            (e) The word "including" when used in this Agreement shall mean "including, without limitation" and the word "will" when used in this Agreement shall be construed to have the same meaning and effect as the word "shall".

            (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

            (g) All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time.

            (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term "unqualified opinion" as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit.

            (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

            (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

            (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

      13.3 Notices.

            (a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 13.3(b) below. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

            If to any Borrower or Guarantor:  C&D Technologies, Inc.
                                              1400 Union Meeting Road
                                              Blue Bell, Pennsylvania 19422
                                              Attention: Robert T. Marley
                                              Telephone No.: (215) 619-7815
                                              Telecopy No.: (215) 619-7811

            with a copy to:                   Duane Morris LLP
                                              30 South 17th Street
                                              Philadelphia, Pennsylvania 19103
                                              Attention: Lauren Lonergan Taylor
                                              Telephone No.: (215) 979-1503
                                              Telecopy No.: (215) 979-1020

            If to Agent:                      Ableco Finance LLC
                                              299 Park Avenue
                                              21st Floor
                                              New York, New York  10171
                                              Attention: Mr. Daniel E. Wolf
                                              Telephone No.: 212-891-2121
                                              Telecopy No.: 212-891-1541

            with a copy to:                   Schulte Roth & Zabel LLP
                                              919 Third Avenue
                                              New York, New York 10022
                                              Attention: Eliot L. Relles, Esq.
                                              Telephone No.: 212-756-2000
                                              Telecopy No.: 212-593-5955

            (b) Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent, provided, that, the foregoing shall not apply to notices to any Lender pursuant to Section 2 hereof if such Lender, as applicable, has notified Agent that it is incapable of receiving notices under such Section by electronic communication. Unless Agent otherwise requires, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.

      13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      13.5 Confidentiality.

            (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public written information supplied to it by any Borrower pursuant to this Agreement; provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender, Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this
Section 13.5, or (iv) to counsel for Agent, any Lender or Participant (or prospective Lender or Participant).

            (b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent's or such Lender's expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

            (c) In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Borrower or Guarantor,
(iii) to require Agent or any Lender to return any materials furnished by a Borrower or Guarantor to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris

Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Borrower or Guarantor to Agent or any Lender. In addition, Agent and Lenders may disclose information relating to the Credit Facility to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications.

      13.6 Successors. This Agreement, and the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Secured Parties, Borrowers, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Secured Party may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Secured Parties with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

      13.7 Assignments; Participations.

            (a) Each Lender may, with the prior written consent of Agent, assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender (except such minimum amount shall not apply to an assignment by a Lender to an Affiliate of such Lender or an Approved
Fund), of such rights and obligations under this Agreement to one or more Eligible Transferees or Approved Funds (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an assignee until such Lender and its assignee have delivered to Agent a fully executed Assignment and Acceptance and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or an Approved Fund).

            (b) Agent (acting solely in the capacity as a non-fiduciary agent of Borrowers) shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their portion of the Loan (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Guarantors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by

Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

            (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Guarantor or any of their Subsidiaries or the performance or observance by any Borrower or Guarantor of any of the Obligations, (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Guarantor in the possession of Agent or any Lender from time to time to assignees and Participants.

            (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of the Loan owing to it, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this

Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Guarantor hereunder shall be determined as if such Lender had not sold such participation.

            (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its portion of the Loan hereunder in support of borrowings made by such Lenders; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

            (g) Borrowers and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

            (h) A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Agent and Borrowers shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

            (i) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in such Registered Loan (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

      13.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

      13.9 USA Patriot Act. Each Lender subject to the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act") hereby notifies Borrowers and Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrowers and Guarantors and other information that will allow such Lender to identify such person in accordance with the Act and any other applicable law. Borrowers and Guarantors are hereby advised that the Loan hereunder are subject to satisfactory results of such verification.

      13.10 Counterparts, Etc. This Agreement and the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

      IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

AGENT                                BORROWERS

ABLECO FINANCE LLC,                  C&D TECHNOLOGIES, INC.
as Agent

By:  /s/ Daniel E. Wolf              By:  /s/ Robert T. Marley
   ------------------------------        ------------------------------------

Title:   Senior Vice President       Title: Vice President, Treasurer
      ---------------------------           ---------------------------------


LENDERS                              C&D TECHNOLOGIES  (DATEL), INC.

ABLECO FINANCE LLC, as Lender

                                     By:  /s/ Robert T. Marely
                                         ---------------------------------------

By: /s/ Daneil E. Wolf               Title: Vice President, Treasurer
   ------------------------------           ------------------------------------

Title:  Senior Vice President        C&D TECHNOLOGIES (CPS) LLC
       --------------------------
                                     By:  /s/ Robert T. Marley
Commitment: $50,000.00                   ---------------------------------------

                                     Title: Treasurer
                                            ------------------------------------


                                     GUARANTORS

                                     C&D CHARTER HOLDINGS, INC.

                                     By:  /s/ Robert T. Marley
                                         ---------------------------------------

                                     Title: Vice President
                                            ------------------------------------


                                     C&D DYNAMO CORP.

                                     By:  /s/ Robert T. Marley
                                         ---------------------------------------

                                     Title: Vice President, Treasurer
                                            ------------------------------------

                                     DYNAMO ACQUISITION CORP.

                                     By:  /s/ Robert T. Marley
                                         ---------------------------------------

                                     Title: Treasurer
                                            ------------------------------------


                                     C&D INTERNATIONAL INVESTMENT HOLDINGS INC.

                                     By:  /s/ Robert T. Marley
                                         ------------------------------------

                                     Title: Vice President, Treasurer
                                            ------------------------------------


                                     DATEL HOLDING CORPORATION

                                     By:  /s/ Robert T. Marley
                                         ------------------------------------

                                     Title: Treasurer
                                            ------------------------------------